Exhibit 7.2

INDENTURE

by and among

ALGONQUIN POWER & UTILITIES CORP.

as the Issuer

AND

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

as the U.S. Trustee

AND

AST TRUST COMPANY (CANADA)

as the Canadian Co-Trustee

Dated as of [•], 2018

SUBORDINATED DEBT SECURITIES

CERTAIN SECTIONS OF THIS INDENTURE RELATING TO SECTIONS 310 THROUGH 318, INCLUSIVE, OF THE TRUST INDENTURE ACT OF 1939, AS AMENDED:

Trust Indenture Act Section		Indenture Section
Section 310	(a)(1)	6.9
	(a)(2)	6.9
	(a)(3)	6.9
	(a)(4)	Not Applicable
	(a)(5)	6.9
	(b)	6.8
		6.10
Section 311	(a)	6.13
	(b)	6.13
Section 312	(a)	7.1
		7.2
	(b)	7.2
	(c)	7.2
Section 313	(a)	7.3
	(b)	7.3
	(c)	7.3
	(d)	7.3
Section 314	(a)	7.4
	(a)(4)	1.2
		10.5
	(b)	Not Applicable
	(c)(1)	1.2
	(c)(2)	1.2
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	1.2
Section 315	(a)	6.1
	(b)	6.2
	(c)	6.1
	(d)	6.1
	(e)	5.14
Section 316	(a)	1.1
	(a)(1)(A)	5.12
	(a)(1)(B)	5.13
	(a)(2)	Not Applicable
	(b)	5.8
	(c)	1.4
Section 317	(a)(1)	5.3
	(a)(2)	5.4
	(b)	10.4
Section 318	(a)	1.7

Note:  This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Indenture.

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13.1	Indenture and Securities Solely Corporate Obligations	70

ARTICLE 14 SUBORDINATION OF SECURITIES		70

INDENTURE, dated as of [•], 2018, by and among (i) ALGONQUIN POWER & UTILITIES CORP., a corporation duly organized and existing under the laws of Canada (herein called the “Corporation”), having its principal office at 354 Davis Road, Oakville, Ontario L6J 2X1, (ii) AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as the United States trustee, paying agent, registrar and transfer agent (herein called the “U.S. Trustee”) and (iii) AST TRUST COMPANY (CANADA), as the Canadian trustee (herein called the “Canadian Co-Trustee”).  The U.S. Trustee and the Canadian Co-Trustee are each also individually referred to in this Indenture as a “Trustee” and collectively, as the “Trustees”.

RECITALS OF THE CORPORATION

The Corporation has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured subordinated debentures, notes or other evidences of indebtedness (herein called the “Securities”), to be issued in one or more series as in this Indenture provided.

All things necessary to make this Indenture a valid agreement of the Corporation, in accordance with its terms, have been done.

NOW THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:

ARTICLE 1
 DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

1.1	Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)           the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2)           all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3)           all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean (i) such accounting principles which are recognized as being generally accepted in the United States, if the Corporation is then preparing its financial statements in accordance with such principles, (ii) international financial reporting standards as issued by the International Accounting Standards Board, if the Corporation is then preparing its financial statements in accordance with such principles or (iii) accounting principles which are recognized as being generally accepted in Canada, if the Corporation is then preparing its financial statements in accordance with such principles;

(4)           “including” means including, without limitation;

(5)           unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Indenture; and

(6)           the words “herein” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Act” when used with respect to any Holder, has the meaning specified in Section 1.4.

“Additional Amounts” has the meaning specified in Section 10.2.

“Additional Securities” has the meaning specified in Section 3.3.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” means, when used with respect to any specified Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Procedures” means, with respect to any transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary, Euroclear and Clearstream, in each case, to the extent applicable to such transaction and as in effect from time to time.

“Authenticating Agent” means any Person authorized by the U.S. Trustee pursuant to Section 6.14 to act on behalf of the U.S. Trustee to authenticate Securities of one or more series.

“Authorized Denomination” has the meaning specified in Section 3.2.

“Authorized Officers” has the meaning specified in Section 1.5.

“Board of Directors” means the Corporation’s board of directors or any committee thereof duly authorized to act on behalf of such board of directors.

“Board Resolution” means a copy of a resolution certified by an officer of the Corporation to have been duly adopted by the applicable Board of Directors and to be in full force and effect on the date of such certification, and delivered to the U.S. Trustee.

“Business Day” means a day other than (i) a Saturday or a Sunday, (ii) a day on which banking institutions in New York City, New York or Toronto, Ontario are authorized or obligated by law or executive order to remain closed or (iii) a day on which the Corporate Trust Office of a Trustee is closed for business.

“Canadian Co-Trustee” means the Person named as the “Canadian Co-Trustee” in the first paragraph of this Indenture until a successor Canadian Co-Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter shall mean or include each Person who is then a Canadian Co-Trustee hereunder, unless there has ceased to be a Canadian Co-Trustee under this Indenture.

“Canadian Trust Indenture Legislation” means, at any time, statutory provisions relating to trust indentures and the rights, duties and obligations of trustees under trust indentures and of bodies corporate issuing or guaranteeing debt obligations under trust indentures to the extent that such provisions are at such time in force and applicable to this Indenture, and at the date of this Indenture includes the applicable provisions of the Loan and Trust Corporations Act (Ontario), the Trust and Loan Companies Act (Canada) and the Canada Business Corporations Act and any statute that may be substituted therefor, as from time to time amended, and any other statute of Canada or a province thereof, including the regulations under any such statute.

“Change in Tax Law” has the meaning specified in Section 11.7.

“Clearstream” means Clearstream Banking, S.A, or its successor.

“Commission” means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company Request” or “Company Order” means a written request or order signed in the name of the Corporation by any one officer or director of the Corporation, and delivered to the U.S. Trustee.

“Corporate Trust Office” means the office of a Trustee designated by such Trustee at which at any particular time its corporate trust business shall be administered, which office on the date hereof is located at 6201 15th Avenue, Brooklyn, NY 11219 in the case of the U.S. Trustee and at [•] in the case of the Canadian Co- Trustee.

“Corporation” means the Person named as the “Corporation” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter shall mean such successor Person.

“corporation” includes corporations, associations, companies, limited liability companies, unlimited liability companies, joint-stock companies and business trusts.

“Covenant Defeasance” has the meaning specified in Section 12.3.

“Currency” means any currency or currencies, composite currency or currency unit or currency units issued by the government of one or more countries or by any recognized confederation or association of such governments.

“Custodian” means the custodian appointed by DTC, or any successor Person thereto, with respect to any Global Security, and shall initially be the U.S. Trustee.

“Defaulted Interest” has the meaning specified in Section 3.8.

“Defeasance” has the meaning specified in Section 12.2.

“Definitive Security” means a certificated Security registered in the name of the Holder thereof and issued in accordance with Section 3.6 and substantially in a form as shall be established by or pursuant to a Board Resolution of the Corporation or in one or more indentures supplemental hereto.

“Depositary” means, with respect to Securities of any series issuable in whole or in part in the form of one or more Global Securities, a clearing agency registered under the Exchange Act that is designated to act as Depositary for such Securities as contemplated by Section 3.1.

“DTC” means The Depository Trust Company, or its successor.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system, or its successor.

“Event of Default” has the meaning specified in Section 5.1.

“Exchange Act” means the United States Securities Exchange Act of 1934 and any statute successor thereto, in each case, as amended from time to time.

“Expiration Date” has the meaning specified in Section 1.4.

“First Currency” has the meaning specified in Section 1.16.

“Global Security” means a Security that evidences all or part of the Securities of any series which is issued to a Depositary or a nominee thereof for such series in accordance with Section 3.1(20).

“Government Obligation” means (1) any security which is (i) a direct obligation of the United States of America or the government which issued the foreign Currency in which the applicable Securities referred to in Section 4.1 or Article 12, as applicable, are payable, for the payment of which its full faith and credit is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government which issued the foreign Currency in which the applicable Securities are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either of subclause (1)(i) or (1)(ii), is not callable or redeemable at the option of the issuer thereof, and (2) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any Government Obligation which is specified in clause (1) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

“Holder” means a Person in whose name a Security is registered in the Register.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.  The term “Indenture” shall also include the terms of particular series of Securities established as contemplated by Section 3.1.

“Instructions” has the meaning specified in Section 1.5.

“interest” means, when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, interest payable after Maturity at the rate prescribed in such Original Issue Discount Security.

“Interest Payment Date” means, when used with respect to any Security, the Stated Maturity of an installment of interest on such Security.

“Judgment Currency” has the meaning specified in Section 1.15.

“Maturity” means, when used with respect to any Security, the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Minimum Authorized Denomination” has the meaning specified in Section 3.2.

“MJDS” means the U.S./Canada Multijurisdictional Disclosure System adopted by the Commission and Canadian securities regulators.

“Notice of Default” means a written notice of the kind specified in Section 5.1(3).

“Officer’s Certificate” means a certificate signed by any officer of the Corporation and delivered to the U.S. Trustee on behalf of the Corporation without personal liability.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Corporation or other counsel, including an employee of the Corporation, who shall be reasonably acceptable to the U.S. Trustee.

“Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.2.

“Original Securities” has the meaning specified in Section 3.3.

“Other Currency” has the meaning specified in Section 1.16.

“Outstanding” means, when used with respect to Securities, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(1)           Securities theretofore cancelled by the U.S. Trustee or delivered to the U.S. Trustee for cancellation;

(2)           Securities, or portions thereof, for whose payment or redemption the necessary amount of money or money’s worth has been theretofore deposited with the U.S. Trustee or any Paying Agent, other than the Corporation, in trust or set aside and segregated in trust by the Corporation (if the Corporation shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the U.S. Trustee has been made; and

(3)           Securities as to which Defeasance has been effected pursuant to Section 12.2, provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, (i) the principal amount of an Original Issue Discount Security which shall be deemed to be Outstanding for such purpose shall be equal to the amount of the principal thereof which would be, or shall have been declared to be, due and payable as of such date upon acceleration of the Maturity thereof to such date pursuant to Section 5.2, (ii) if, as of such date, the principal amount payable at the Stated Maturity of a Security is not determinable, the principal amount of such Security which shall be deemed to be Outstanding shall be the amount as specified or determined as contemplated by Section 3.1, (iii) the principal amount of a Security denominated in one or more foreign Currencies which shall be deemed to be Outstanding shall be the U.S. dollar equivalent, determined as of such date in the manner provided as contemplated by Section 3.1, of the principal amount of such Security (or, in the case of a Security described in Clause (i) or (ii) above, of the amount determined as provided in such Clause), and (iv) Securities owned by the Corporation or any other obligor upon the Securities or any Affiliate of the Corporation or of such other obligor, whether of record or beneficially, shall be disregarded and deemed not to be Outstanding, except that, in determining whether a Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities which such Trustee actually knows to be so owned shall be so disregarded.  Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the U.S. Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Corporation or any other obligor upon the Securities or any Affiliate of the Corporation or of such other obligor.

“Paying Agent” means the U.S. Trustee and any other Person authorized by the Corporation to pay the principal of, or any premium, Additional Amounts or interest on, any Securities on behalf of the Corporation.

“Periodic Offering” means an offering of Securities of a series from time to time the specific terms of which Securities, including the rate or rates of interest or formula for determining the rate or rates of interest thereon, if any, the Stated Maturity or Maturities thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Corporation upon the issuance of such Securities.

“Person” means any individual, corporation, partnership, limited liability company, unlimited liability company or corporation, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment” means, when used with respect to the Securities of any series, the place or places where the principal of, and any premium, Additional Amounts and interest on, the Securities of that series are payable as specified as contemplated by Section 3.1.

“Predecessor Security” means, with respect to a particular Security, every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.7 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as such mutilated, destroyed, lost or stolen Security.

“Privacy Laws” has the meaning specified in Section 6.17.

“rate(s) of exchange” has the meaning specified in Section 1.15.

“Redemption Date” means, when used with respect to any Security to be redeemed, the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” means, when used with respect to any Security to be redeemed, the price at which it is to be redeemed pursuant to this Indenture.

“Register” and “Registrar” have the respective meanings specified in Section 3.5.

“Regular Record Date” means, with respect to the interest payable on any Interest Payment Date on the Securities of any series, the date specified for that purpose as contemplated by Section 3.1.

“Relevant Taxing Jurisdiction” has the meaning specified in Section 10.2.

“Required Currency” has the meaning specified in Section 1.15.

“Responsible Officer” means, when used with respect to either Trustee, an officer of such Trustee in its Corporate Trust Office having direct responsibility for the administration of this Indenture, and also, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer’s knowledge of, and familiarity with, the particular subject.

“Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

“Securities Act” means the United States Securities Act of 1933 and any statute successor thereto, in each case, as amended from time to time.

“Special Record Date” means, with respect to the payment of any Defaulted Interest on the Securities of any series, a date fixed by the U.S. Trustee pursuant to Section 3.8.

“Stated Maturity” means, when used with respect to any Security or any installment of principal thereof or interest thereon, the date specified in such Security as the date on which the principal of such Security or such installment of principal or interest is due and payable, in the case of such principal, as such date may be advanced or extended as provided pursuant to the terms of such Security and this Indenture.

“Taxes” has the meaning specified in Section 10.2.

“Tax Redemption Date” has the meaning specified in Section 11.7.

“Trust Indenture Act” means the United States Trust Indenture Act of 1939 as in force at the date of this Indenture; provided, however, that in the event the United States Trust Indenture Act of 1939 is amended after such date, it shall mean, to the extent required by any such amendment, the United States Trust Indenture Act of 1939 as so amended.

“Trust Indenture Legislation” means the Trust Indenture Act and, if there is at the relevant time a Canadian Co-Trustee hereunder, the Canadian Trust Indenture Legislation.

“Trustee” or “Trustees” means the Person named as the “U.S. Trustee” and the “Canadian Co-Trustee” in the first paragraph of this instrument until a successor of either Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter shall mean or include each Person who is then a Trustee hereunder.  If the Canadian Co-Trustee resigns or is removed and, pursuant to Section 6.10, the Corporation is not required to appoint a successor Trustee to the Canadian Co-Trustee, then “Trustee”, “Trustees” and any reference to “the Trustees” shall mean the U.S. Trustee.

“U.S. Trustee” means the Person named as the “U.S. Trustee” in the first paragraph of this instrument until a successor U.S. Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter shall mean or include each Person who is then a U.S. Trustee hereunder.

“Writing” has the meaning specified in Section 6.18.

1.2	Compliance Certificates and Opinions.

Upon any application or request by the Corporation to either Trustee to take any action under any provision of this Indenture, the Corporation shall furnish to the applicable Trustee such certificates and opinions as may be required under the Trust Indenture Legislation.  Each such certificate or opinion shall be given in the form of an Officer’s Certificate, if to be given by an officer of the Corporation or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Legislation and any other requirements set forth in this Indenture.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1)           a statement that the individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)           a statement that, in the opinion of such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)           a statement as to whether, in the opinion of such individual, such condition or covenant has been complied with.

1.3	Form of Documents Delivered to Trustees.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Corporation may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous.  Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Corporation stating that the information with respect to such factual matters is in the possession of the Corporation unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Any certificate or opinion of an officer of the Corporation may be based, insofar as it relates to accounting matters, upon a certificate or opinion of, or representations by, an accountant or firm of accountants, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the accounting matters upon which such certificate or opinion may be based are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever, subsequent to the receipt by either Trustee of any Board Resolution, Officer’s Certificate, Opinion of Counsel or other document or instrument, a clerical, typographical or other inadvertent or unintentional error or omission shall be discovered therein, a new document or instrument may be substituted therefor in corrected form with the same force and effect as if originally filed in the corrected form and, irrespective of the date or dates of the actual execution and delivery thereof, such substitute document or instrument shall be deemed to have been executed and delivered as of the date or dates required with respect to the document or instrument for which it is substituted.  Anything in this Indenture to the contrary notwithstanding, if any such corrective document or instrument indicates that action has been taken by or at the request of the Corporation which could not have been taken had the original document or instrument not contained such error or omission, the action so taken shall not be invalidated or otherwise rendered ineffective but shall be and remain in full force and effect, except to the extent that such action was a result of wilful misconduct or bad faith.  Without limiting the generality of the foregoing, any Securities issued under the authority of such defective document or instrument shall nevertheless be the valid obligations of the Corporation entitled to the benefits of this Indenture equally and ratably with all other Outstanding Securities, except as aforesaid.

1.4	Acts of Holders; Record Dates.

Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of the Outstanding Securities of all series or one or more series, as the case may be, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument is, or instruments are, delivered to a Trustee and, where it is hereby expressly required, to the Corporation.  Such instrument or instruments, and the action embodied therein and evidenced thereby, are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and, subject to Section 6.1, conclusive in favor of the Trustees, the Corporation, if made in the manner provided in this Section 1.4.

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof.  Where such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which a Trustee deems sufficient.

The ownership of Securities held by any Person, and the date of holding the same, shall be proved by the Register.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustees or the Corporation in reliance thereon, whether or not notation of such action is made upon such Security.

The Corporation may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of all series or one or more series, as the case may be, entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities of such series; provided that the Corporation may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph.  If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of the relevant series’ on such record date, and no other Holders, shall be entitled to take or revoke the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series’ on such record date.  Nothing in this paragraph shall be construed to prevent the Corporation from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph, whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect, and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series’ on the date such action is taken.  Promptly after any record date is set pursuant to this paragraph, the Corporation, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the U.S. Trustee in writing in the manner set forth in Section 1.5 and to each Holder of Securities of the relevant series’ in the manner set forth in Section 1.6.

The U.S. Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of all series or one or more series, as the case may be, entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 5.2, (iii) any request to institute proceedings referred to in Section 5.7(2) or (iv) any direction referred to in Section 5.12, in each case, with respect to Securities of all series or one or more series, as the case may be.  If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of the relevant series’ on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction or to revoke the same, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series’ on such record date.  Nothing in this paragraph shall be construed to prevent the U.S. Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph, whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect, and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series’ on the date such action is taken.  Promptly after any record date is set pursuant to this paragraph, the U.S. Trustee, at the Corporation’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be sent to the Corporation in writing in the manner set forth in Section 1.5 and to each Holder of Securities of the relevant series’ in the manner set forth in Section 1.6.

With respect to any record date set pursuant to this Section 1.4, the party hereto which sets such record date may designate any day as the applicable “Expiration Date” and from time to time may change such Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of such proposed new Expiration Date is given in writing to (i) in the case of a record date set by the Corporation, the U.S. Trustee and (ii) in the case of a record date set by the U.S. Trustee, the Corporation to each Holder of Securities of the relevant series’ in the manner set forth in Section 1.6, on or prior to the applicable existing Expiration Date.  If an Expiration Date is not designated with respect to any record date set pursuant to this Section 1.4, the party hereto which set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph.  Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

1.5	Notices, Etc., to the U.S. Trustee and the Corporation.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(1)           the U.S. Trustee by any Holder or the Corporation shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the U.S. Trustee at its Corporate Trust Office, Attention: Legal Department, with a copy to the Canadian Co-Trustee (which delivery shall not constitute notice herein), or

(2)           the Corporation by the U.S. Trustee or by any Holder shall be sufficient for every purpose hereunder, unless otherwise herein expressly provided, if in writing and mailed, first-class postage prepaid, or sent by overnight courier, to the Corporation addressed to it at its principal office at 354 Davis Road, Oakville, Ontario L6J 2X1, Attention:  Chief Financial Officer, or at any other address previously furnished in writing to the U.S. Trustee by the Corporation.

The U.S. Trustee shall have the right to accept and act upon instructions, including funds transfer instructions given pursuant to this Indenture and delivered using electronic means (“Instructions”); provided, however, that the Corporation shall provide to the U.S. Trustee an incumbency certificate listing officers with the authority to provide such Instructions on behalf of the Corporation (the “Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Corporation whenever a person is to be added or deleted from the listing.  If the Corporation elects to give Instructions to the U.S. Trustee using electronic means and the U.S. Trustee in its discretion elects to act upon such Instructions, the U.S. Trustee’s understanding of such Instructions shall be deemed controlling.  The Corporation understands and agrees that the U.S. Trustee cannot determine the identity of the actual sender of such Instructions and that the U.S. Trustee may conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the U.S. Trustee have been sent by such Authorized Officer.  The Corporation shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the U.S. Trustee and that the Corporation and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and authentication keys upon receipt by the Corporation.  The U.S. Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the U.S. Trustee’s reliance upon, and compliance with, such Instructions notwithstanding that such directions may conflict or be inconsistent with a subsequent written instruction.  The Corporation agrees:  (i) to assume all risks arising out of the use of electronic means to submit Instructions to the U.S. Trustee, including the risk of the U.S. Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the U.S. Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Corporation; (iii) that the security procedures, if any, to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the U.S. Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

1.6	Notice to Holders; Waiver.

Where this Indenture provides for notice to Holders of any event by the Corporation or the U.S. Trustee, such notice shall be sufficiently given, unless otherwise herein expressly provided, if in writing and mailed, first-class postage prepaid, or sent by overnight courier, to each Holder affected by such event, at his or her address as it appears in the Register, or sent electronically through the Applicable Procedures of the Depositary, not later than the latest date, if any, and not earlier than the earliest date, if any, prescribed for the giving of such notice.  In any case where notice to Holders is given by mail, courier or sent electronically, neither the failure to mail, courier or send such notice, nor any defect in any notice so mailed, couriered or sent, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.  Upon the occurrence of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, by courier or by electronic transmission, then such notification as shall be made with the approval of the U.S. Trustee (not to be unreasonably withheld, conditioned or delayed) shall constitute a sufficient notification for every purpose hereunder.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the U.S. Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

1.7	Conflict with Trust Indenture Legislation.

If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Legislation which is applicable to this Indenture and/or which is required thereunder to be a part of and govern this Indenture, the Trust Indenture Legislation provision shall control.  If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Legislation which may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

1.8	Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

1.9	Successors and Assigns.

All covenants and agreements in this Indenture by the Corporation shall bind its successors and assigns, whether so expressed or not.

1.10	Separability Clause

In case any provision in this Indenture or in any of the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

1.11	Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto, any Authenticating Agent, any Paying Agent, any Registrar and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

1.12	Governing Law; Waiver of Trial by Jury.

This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.  This Indenture is subject to the provisions of the Trust Indenture Legislation that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.  Notwithstanding the preceding sentence of this Section 1.12, the exercise, performance or discharge by the Canadian Co-Trustee of any of its rights, powers, duties or responsibilities hereunder shall be construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

Each of the Corporation, the Trustees and any Holder by its acceptance of any Securities irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of, or relating to, this Indenture, the Securities or the transactions contemplated hereby.

1.13	Consent to Jurisdiction and Service of Process.

The Corporation submits to the non-exclusive jurisdiction of any New York State or federal court sitting in New York City over any suit, action or proceeding arising out of or relating to this Indenture or any Security.  The Corporation irrevocably waives, to the fullest extent permitted by law, any objection that it may have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.  The Corporation agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon it and may be enforced in the courts of Canada, or any other courts to the jurisdiction of which the Corporation is subject, by a suit upon such judgment, provided that service of process is effected upon the Corporation in the manner specified in the following paragraph or as otherwise permitted by law; provided, however, that the Corporation does not waive, and the foregoing provisions of this sentence shall not constitute or be deemed to constitute a waiver of, (i) any right to appeal any such judgment, to seek any stay or otherwise to seek reconsideration or review of any such judgment or (ii) any stay of execution or levy pending an appeal from, or a suit, action or proceeding for reconsideration or review of, any such judgment.

As long as any Securities remain outstanding, the Corporation will at all times have an authorized agent in the Borough of Manhattan, New York City upon whom process may be served in any legal action or proceeding arising out of or relating to the Indenture or any Security.  Service of process upon such agent and written notice of such service mailed or delivered to the Corporation shall, to the extent permitted by law, be deemed in every respect effective service of process upon the Corporation in any such legal action or proceeding.  The Corporation shall appoint in one or more indentures supplemental hereto, on or prior to the issuance of Securities of any series, an agent for such purpose with respect to such series, and covenants and agrees that service of process in any such legal action or proceeding may be made upon it at the office of such agent at the address provided, or at such other address or to such other agent in the Borough of Manhattan, New York City as the Corporation may designate in a written notice to the U.S. Trustee.

The Corporation hereby consents to process being served in any suit, action or proceeding of the nature referred to in the preceding paragraphs by service upon such agent together with the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the Corporation’s principal office at 354 Davis Road, Oakville, Ontario L6J 2X1, Attention:  Chief Financial Officer, or to any other address of which the Corporation shall have given written notice to the U.S. Trustee.  The Corporation irrevocably waives, to the fullest extent permitted by law, all claim or error by reason of any such service, but does not waive any right to assert lack of subject matter jurisdiction, and agrees that such service (i) shall be deemed in every respect effective service of process upon the Corporation in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to the Corporation.

Nothing in this Section 1.13 shall affect the right of the Trustees or any Holder to serve process in any manner permitted by law or limit the right of the Trustees to bring proceedings against the Corporation in the courts of any jurisdiction or jurisdictions.

1.14	Legal Holidays.

In any case where any Interest Payment Date, Redemption Date, Stated Maturity or Maturity of any Security shall not be a Business Day at any Place of Payment, then, notwithstanding any other provision of this Indenture or of any of the Securities other than a provision in the Securities of any series which specifically states that such provision shall apply in lieu of this Section 1.14, payment of principal, premium, Additional Amounts or interest need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Redemption Date, or at the Stated Maturity or Maturity, as applicable; provided that, unless specified in respect of the Securities of any series pursuant to Section 3.1, no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity or Maturity, as the case may be.

1.15	Conversion of Currency.

The Corporation  covenants and agrees that the following provisions shall apply to conversion of Currency in the case of the Securities and this Indenture to the fullest extent permitted by applicable law:

(1)

(A)          If for the purposes of obtaining judgment in, or enforcing the judgment of, any court in any country, it becomes necessary to convert into any Currency (the “Judgment Currency”) an amount due or contingently due in the Currency of the Securities of any series and this Indenture (the “Required Currency”), then the conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which a final judgment which is not appealable or is not appealed is given or the order of enforcement is made, as the case may be, unless a court shall otherwise determine; and

(B)          If there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment referred to in (A) above is given or an order of enforcement is made, as the case may be, or such other date as a court shall determine, and the date of receipt of the amount due, the Corporation shall pay such additional, or, as the case may be, such lesser, amount, if any, as may be necessary so that the amount paid in the Judgment Currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in the Required Currency originally due.

(2)           In the event of the winding-up of the Corporation at any time while any amount or damages owing under the Securities and this Indenture, or any judgment or order rendered in respect thereof, shall remain outstanding, the Corporation shall indemnify and hold the Holders of Securities and the Trustees harmless against any deficiency arising or resulting from any variation in rates of exchange between (A) the date as of which the equivalent of the amount in the Required Currency due or contingently due under the Securities and this Indenture, other than under this Section 1.15(2), is calculated for the purposes of such winding-up and (B) the final date for the filing of proofs of claim in such winding-up.  For the purpose of this Section 1.15(2), the final date for the filing of proofs of claim in the winding-up of the Corporation shall be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of applicable law as being the latest practicable date as at which liabilities of the Corporation may be ascertained for such winding-up prior to payment by the liquidator or otherwise in respect thereto.

(3)           The obligations contained in Sections 1.15(1)(B) and 1.15(2) shall constitute separate and independent obligations of the Corporation from its other obligations under the Securities and this Indenture, shall give rise to separate and independent causes of action against the Corporation, shall apply irrespective of any waiver or extension granted by any Holder or the applicable Trustee from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof of claim in the winding-up of the Corporation for a liquidated sum in respect of amounts due hereunder, other than under Section 1.15(2) above, or under any such judgment or order.  Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Holders or the applicable Trustee, as the case may be, and no proof or evidence of any actual loss shall be required by the Corporation or the applicable liquidator.  In the case of Section 1.15(2) above, the amount of such deficiency shall not be deemed to be reduced by any variation in rates of exchange occurring between the said final date and the date of any liquidating distribution.

(4)           The term “rate(s) of exchange” shall mean:  (i) in the case that either the Required Currency or the Judgment Currency is in Canadian dollars, the Bank of Canada daily average exchange rate for purchases on the relevant date of the Required Currency with the Judgment Currency, as reported on the “Daily Exchange Rates” page of the website of the Bank of Canada, or by such other means of reporting the Bank of Canada daily average exchange rate as may be agreed upon by each of the parties to this Indenture; or (ii) in all other cases, the rate at which in accordance with normal banking procedures the U.S. Trustee could purchase, in the City of New York, the Required Currency with the Judgment Currency on the relevant date, and, in each case, includes any premiums and costs of exchange payable.

1.16	Currency Equivalent.

Except as otherwise provided in this Indenture, for purposes of the construction of the terms of this Indenture or of the Securities, in the event that any amount is stated herein in the Currency of one nation or bloc (the “First Currency”), as of any date such amount shall also be deemed to represent the amount in the Currency of any other relevant nation or bloc (the “Other Currency”) which is required to purchase such amount in the First Currency (i) at the Bank of Canada daily average exchange rate as reported on the “Daily Exchange Rates” page of the website of the Bank of Canada, or by such other means of reporting the Bank of Canada daily average exchange rate as may be agreed upon by each of the parties to this Indenture or (ii) if the Bank of Canada daily average exchange rate is not available, in accordance with normal banking procedures in the City of New York, in each case, on the date of determination.

1.17	No Security Interest Created.

Unless expressly provided for in one or more supplements to this Indenture entered into pursuant to the terms of this Indenture, nothing in this Indenture or the Securities shall be construed to constitute a security interest under the Uniform Commercial Code, Personal Property Security Act or similar legislation, as now or hereafter enacted and in effect in any jurisdiction where property of the Corporation is or may be located.

1.18	Currency.

Unless otherwise indicated in this Indenture, any Security or any indenture supplemental hereto, all amounts referenced herein are in U.S. dollars.

ARTICLE 2
 SECURITY FORMS

2.1	Forms Generally.

                The Securities of each series shall be in substantially the form as shall be established by or pursuant to a Board Resolution of the Corporation or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with law or with the rules of any securities exchange or Depositary therefor or as may, consistently herewith, be determined by the officer executing such Securities, as evidenced by their execution thereof.  If the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by an officer of the Corporation and delivered to the U.S. Trustee at or prior to the delivery of the Company Order contemplated by Section 3.3 for the authentication and delivery of such Securities.

Any Definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

Any Global Security will represent such of the Outstanding Securities as will be specified therein and each Global Security shall provide that it represents the aggregate principal amount of outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, payments and redemptions.  Any endorsement of a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount represented thereby will be made by the U.S. Trustee or the Custodian, at the direction of the U.S. Trustee, in accordance with instructions given by the Holder thereof.  Any Global Security may also be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

2.2	Form of Legends.

Each Global Security will bear a legend in substantially the following form and/or such other legends as the Depositary may require from time to time:

“THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 3.6(1) OF THE INDENTURE, (2) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE U.S. TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 3.10 OF THE INDENTURE AND (3) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE CORPORATION.  UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), TO THE CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE &CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

If Securities are sold to purchasers in Canada on a “private placement” basis exempt from the prospectus requirements of applicable securities laws, the applicable Global Security or Definitive Security shall bear the legend in substantially the following form:

“IN CANADA, UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [DATE WHICH IS FOUR MONTHS AND ONE DAY FROM THE DATE OF ISSUANCE OF APPLICABLE SECURITY TO BE INSERTED HERE].”

2.3	Form of U.S. Trustee’s Certificate of Authentication.

Subject to Section 6.14, the U.S. Trustee’s certificates of authentication shall be in substantially the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as U.S. Trustee

By:
Authorized Signatory

ARTICLE 3
 THE SECURITIES

3.1	Amount Unlimited: Issuable in Series.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series and each such series shall rank pari passu with each other series without discrimination, preference or priority, regardless of the actual date of issue, and with all other unsecured and subordinated indebtedness of the Corporation.  There shall be established in one or more Board Resolutions of the Corporation or pursuant to authority granted by one or more Board Resolutions of the Corporation and, subject to Section 3.3, set forth below, or determined in the manner provided in, an Officer’s Certificate of the Corporation, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series, any or all of the following, as applicable:

(1)           the title of the Securities of the series, which shall distinguish the Securities of the series from Securities of any other series;

(2)           any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture, except for Securities authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 3.4, 3.6, 3.7, 9.6 or 11.6 and except for any Securities which, pursuant to Section 3.3, are deemed never to have been authenticated and delivered hereunder;

(3)           the Person to whom any interest on a Security of the series shall be payable, if other than the Person in whose name that Security, or any Predecessor Security, is registered at the close of business on the Regular Record Date for such interest;

(4)           the date or dates on which the principal of any Securities of the series is payable or the method by which such date shall be determined and the right, if any, to shorten or extend the date on which the principal of any Securities of the series is payable and the conditions to any such change;

(5)           the rate or rates at which any Securities of the series shall bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which any such interest shall accrue, or the method by which such date or dates shall be determined, the Interest Payment Dates on which any such interest shall be payable, the manner, if any, of determination of such Interest Payment Dates and the Regular Record Date, if any, for any such interest payable on any Interest Payment Date;

(6)           the right, if any, to extend the interest payment periods and the terms of such extension or extensions;

(7)           the place or places, if any, other than the Corporate Trust Office, where the principal of, and any premium, Additional Amounts and interest on, any Securities of the series shall be payable and whether, if acceptable to the U.S. Trustee, any principal of such Securities shall be payable without presentation or surrender thereof;

(8)           the period or periods within which, or the date or dates on which, the price or prices at which and the other terms and conditions upon which any Securities of the series may be redeemed, in whole or in part, at the option of the Corporation;

(9)           the obligation, if any, of the Corporation to redeem or purchase any Securities of the series pursuant to any sinking fund, purchase fund or analogous provisions or at the option of the Holder thereof, the period or periods within which, the price or prices at which and the other terms and conditions upon which any Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation and any other provisions related to such redemption or purchase pursuant to such sinking fund or otherwise;

(10)         if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which any Securities of the series shall be issuable;

(11)         if other than the U.S. Trustee, the identity of each Registrar, Authenticating Agent and/or Paying Agent;

(12)         if the amount of principal of, or any premium, Additional Amounts or interest on, any Securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts shall be determined;

(13)         if other than the Currency of the United States of America, the Currency in which the principal of, or any premium, Additional Amounts or interest on, any Securities of the series shall be payable and the manner of determining the equivalent thereof in the Currency of the United States of America for any purpose, including for purposes of the definition of Outstanding in Section 1.1;

(14)         if the principal of, or any premium, Additional Amounts or interest on, any Securities of the series is to be payable, at the election of the Corporation or the Holder thereof, in one or more Currencies other than the Currency of the United States of America, the Currency in which the principal of, or any premium, Additional Amounts or interest on, such Securities as to which such election is made shall be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount shall be determined);

(15)         if other than the entire principal amount thereof, the portion of the principal amount of any Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.2;

(16)         whether, under what circumstances and the Currency in which the Corporation will pay Additional Amounts as contemplated by Section 10.2 on the Securities of the series to any Holder, including any modification to the definition of such term, in respect of any tax, assessment or governmental charge and, if so, whether the Corporation will have the option to redeem such Securities rather than pay such Additional Amounts, and the terms of any such option;

(17)         the application, if any, of Section 10.2 and all or any portion of Article 11 to the Securities of that series;

(18)         if the principal amount payable at the Stated Maturity of any Securities of the series will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which shall be deemed to be the principal amount of such Securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which shall be due and payable upon any Maturity other than the Stated Maturity or which shall be deemed to be Outstanding as of any date prior to the Stated Maturity, or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined;

(19)         if either or both of Sections 12.2 and 12.3 will not apply to any Securities of the series;

(20)         if applicable, that any Securities of the series shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective Depositary or Depositaries for such Global Securities, the form of any legend or legends which shall be borne by any such Global Security in addition to or in lieu of that set forth in Section 2.2 and any circumstances in addition to or in lieu of those set forth in Section 3.6 in which Global Securities may be exchanged for Definitive Securities;

(21)         any transfer and exchange provisions of the Securities of the series;

(22)         any addition, modification or deletion of any Events of Default or covenants provided with respect to any Securities of the series and any change in the right of the U.S. Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 5.2;

(23)         any addition, modification or deletion in the covenants set forth in Article 10 which applies to Securities of the series;

(24)         the terms, if any, upon which the Securities of the series may be convertible into or exchanged for any of the Corporation’s common shares, preferred shares, other debt securities or warrants for common shares, preferred shares or other securities of any kind and the terms and conditions upon which such conversation or exchange shall be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions;

(25)         the subordination terms of the Securities of the series; and

(26)         any other terms of the series, which may amend, supplement, modify or delete any provision of this Indenture insofar as it applies to such series, which are not inconsistent with the requirements of the Trust Indenture Legislation.

All Securities of any one series shall be substantially identical except, subject to Section 3.3, as may otherwise be provided in or pursuant to the Board Resolution referred to above and set forth or determined in the manner provided in the Officer’s Certificate referred to above or in any applicable indenture supplemental hereto.  Not all Securities of any one series need to be issued on the same date, and, unless otherwise provided, a series may be reopened for issuances of additional Securities of such series without the consent of any Holders thereof.

If any of the terms of the series are established by action taken pursuant to one or more Board Resolutions, such Board Resolutions, or a certified copy thereof, shall be delivered to the U.S. Trustee at or prior to the delivery of the Officer’s Certificate setting forth the terms or the manner of determining the terms of the series.

With respect to Securities of a series offered in a Periodic Offering, the Board Resolution or action taken pursuant thereto, Officer’s Certificate or supplemental indenture referred to above may provide general terms or parameters for Securities of such series and provide either that the specific terms of particular Securities of such series shall be specified in a Company Order or that such terms shall be determined by the Corporation in accordance with other procedures specified in a Company Order as contemplated by the third paragraph of Section 3.3.

Notwithstanding Section 3.1(2) and unless otherwise expressly provided with respect to a series of Securities, the aggregate principal amount of a series of Securities may be increased and additional Securities of such series may be issued up to the maximum aggregate principal amount authorized, if any, with respect to such series as increased without the consent of any Holder thereof.

3.2	Denominations.

The Securities of each series shall be issuable only in such denominations as shall be specified as contemplated by Section 3.1.  In the absence of any such specified denomination with respect to the Securities of any series, the Securities of such series, shall be issuable in denominations of $2,000 (the “Minimum Authorized Denomination”) and any integral multiple of $1,000 in excess thereof (the “Authorized Denomination”).

3.3	Execution, Authentication, Delivery and Dating.

The Securities shall be executed on behalf of the Corporation by any two officers of the Corporation.  The signatures of any two officers of the Corporation on the Securities may be manual or by facsimile or electronic signature and may be imprinted or otherwise reproduced on the Securities.

Securities bearing the manual or facsimile or electronic signature of any two individuals each of whom was at any time a proper officer of the Corporation shall bind the Corporation, notwithstanding that such individual has ceased to hold such office(s) prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Corporation may deliver Securities of any series executed by the Corporation to the U.S. Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the U.S. Trustee, in accordance with the Company Order, shall authenticate and deliver such Securities, provided, however, that in the case of Securities offered in a Periodic Offering, the U.S. Trustee shall authenticate and deliver such Securities from time to time in accordance with such other procedures, including the receipt by the U.S. Trustee of oral or electronic instructions from the Corporation or its duly authorized agents, promptly confirmed in writing, acceptable to the U.S. Trustee as may be specified by or pursuant to a Company Order delivered to the U.S. Trustee prior to the time of the first authentication of Securities of such series.

If the form or terms of the Securities of the series have been established by or pursuant to one or more Board Resolutions of the Corporation as permitted by Sections 2.1 and 3.1, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the U.S. Trustee shall be entitled to receive, and, subject to Section 6.1, shall be fully protected in relying upon, an Opinion of Counsel of the Corporation stating:

(1)           if the form of such Securities has been established by or pursuant to one or more Board Resolutions of the Corporation as permitted by Section 2.1, that such form has been established in conformity with the provisions of this Indenture;

(2)           if the terms of such Securities have been, or in the case of Securities of a series offered in a Periodic Offering, will be, established by or pursuant to Board Resolutions of the Corporation as permitted by Section 3.1, that such terms have been, or in the case of Securities of a series offered in a Periodic Offering, will be, established in conformity with the provisions of this Indenture, subject, in the case of Securities of a series offered in a Periodic Offering, to any conditions specified in such Opinion of Counsel of the Corporation; and

(3)           that such Securities, when authenticated and delivered by the U.S. Trustee and issued by the Corporation in the manner and subject to any conditions specified in such Opinion of Counsel of the Corporation, will constitute valid and legally binding obligations of the Corporation enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights, to general equity principles and to such other qualifications as such counsel shall conclude do not materially affect the rights of Holders of such Securities.

If such form or terms have been so established, the U.S. Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the U.S. Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the U.S. Trustee.

Notwithstanding the provisions of Section 3.1 and of the preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officer’s Certificate otherwise required pursuant to Section 3.1 or the Company Order and Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

With respect to Securities of a series offered in a Periodic Offering, the U.S. Trustee may rely, as to the authorization by the Corporation of any of such Securities, the form and terms thereof and the legality, validity, binding effect and enforceability thereof, upon the Opinion of Counsel of the Corporation and the other documents delivered pursuant to Sections 2.1 and 3.1 and this Section 3.3, as applicable, in connection with the first authentication of Securities of such series.

Each Security shall be dated the date of its authentication or, in the case of the original issuance of the Securities of a series, the date of original issuance of such Securities.  If any additional Securities of a series (“Additional Securities”) issued after the date of original issuance of Securities of such series (“Original Securities”) are not fungible with such Original Securities for U.S. or Canadian federal income tax purposes, then such Additional Securities shall be issued with a separate CUSIP or ISIN number so that they are distinguishable from the Original Securities.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the U.S. Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.  Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Corporation, and the Corporation shall deliver such Security to the U.S. Trustee for cancellation as provided in Section 3.10, stating that such Security has never been issued and sold by the Corporation, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

3.4	Temporary Securities

Pending the preparation of definitive Securities of any series, the Corporation may execute, and upon Company Order the U.S. Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officer executing such Securities may determine, as evidenced by such officer’s execution of such Securities.

If temporary Securities of any series are issued, the Corporation will cause the definitive Securities of that series to be prepared without unreasonable delay.  After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Corporation in a Place of Payment for that series, without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Securities of any series, the Corporation shall execute and the U.S. Trustee shall authenticate and deliver in exchange therefore one or more definitive Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount.  Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series and tenor.

3.5	Registrar and Paying Agent

The U.S. Trustee is hereby appointed a security registrar for the purpose of registering Securities and transfers of Securities as herein provided (each such registrar, a “Registrar”) and the Corporation hereby designates the Corporate Trust Office of the U.S. Trustee as the office where Securities may be presented for payment.  The Registrar will keep a register (the “Register”) of the Securities and of their transfer and exchange.  The Corporation may appoint one or more co-registrars and one or more additional paying agents.  The Corporation may change any Registrar or Paying Agent without notice to any Holder.  The Corporation will notify the U.S. Trustee in writing of the name and address of any Paying Agent or Registrar not a party to this Indenture.  If the Corporation fails to appoint or maintain another entity as Registrar or Paying Agent, the U.S. Trustee shall act as such.  The Corporation or any of its subsidiaries may act as Registrar or Paying Agent.

The Corporation hereby appoints DTC to act as the initial Depositary with respect to the Global Securities.

The Corporation hereby appoints the U.S. Trustee to act as the initial Registrar, Paying Agent and Custodian with respect to the Global Securities.

3.6	Transfer and Exchange of Global Securities.

(1)           A Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  All Global Securities will be exchanged by the Corporation for Definitive Securities if:

(A)          the Corporation delivers to the U.S. Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Corporation within 120 days after the date of such notice from the Depositary;

(B)          the Corporation in its sole discretion determines that the Global Securities, in whole but not in part, should be exchanged for Definitive Securities and delivers a written notice to such effect to the U.S. Trustee; or

(C)          there has occurred and is continuing a default or Event of Default with respect to the Securities.

Upon the occurrence of either of the preceding events in subclause 3.6(1)(A) or 3.6(1)(B) above, Definitive Securities shall be issued in such names as the Depositary shall instruct the U.S. Trustee.  Global Securities also may be exchanged or replaced, in whole or in part, as provided in Section 3.7.  Every Security authenticated and delivered, in exchange for, or in lieu of, a Global Security or any portion thereof, whether pursuant to this Section 3.6, Section 3.7, Section 9.6, Section 11.6 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security.  A Global Security may not be exchanged for another Security other than as provided in this Section 3.6(1).

(2)           To permit registrations of transfers and exchanges, the Corporation will execute and the U.S. Trustee will authenticate Global Securities and Definitive Securities upon receipt of an Authentication Order in accordance with Section 3.3 or at the Registrar’s request.

(3)           No service charge will be made to a Holder of a beneficial interest in a Global Security or to a Holder of a Definitive Security for any registration of transfer or exchange, but the Corporation and the U.S. Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith, other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Section 11.6.

(4)           All Global Securities and Definitive Securities issued upon any registration of transfer or exchange of Global Securities or Definitive Securities will be the valid obligations of the Corporation, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Securities or Definitive Securities surrendered upon such registration of transfer or exchange.

(5)           Neither the Registrar nor the Corporation will be required:

(A)          to issue, to register the transfer of or to exchange any Securities during a period beginning at the opening of business five days before the day of any selection of Securities for redemption under Article 11 and ending at the close of business on the day of selection;

(B)          to register the transfer of or to exchange any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part; or

(C)          to register the transfer of or to exchange a Security between a record date and the next succeeding interest payment date.

(6)           Prior to due presentment for the registration of a transfer of any Security, the U.S. Trustee, any Authenticating Agent and the Corporation may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Securities and for all other purposes, and none of the U.S. Trustee, any Authenticating Agent or the Corporation shall be affected by notice to the contrary.

3.7	Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated but otherwise identifiable Security is surrendered to the U.S. Trustee, the Corporation shall execute and the U.S. Trustee shall authenticate and deliver in exchange therefor a replacement Security of the same series and of like tenor and principal amount and evidencing the same indebtedness and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Corporation and to the U.S. Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of each of them harmless, then, in the absence of notice to the Corporation or the U.S. Trustee that such Security has been acquired by a “protected purchaser” (as defined in the Uniform Commercial Code), the Corporation shall execute and the U.S. Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a replacement Security of the same series and of like tenor and principal amount and evidencing the same indebtedness and bearing a number not contemporaneously outstanding.

Notwithstanding the provisions of the previous two paragraphs, in case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Corporation in its discretion may, instead of issuing a replacement Security, pay such Security.

Upon the issuance of any replacement Security under this Section 3.7, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses, including the fees and expenses of the U.S. Trustee, connected therewith.

Every replacement Security of any series issued pursuant to this Section 3.7 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Corporation, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

The provisions of this Section 3.7, as amended or supplemented pursuant to Section 3.1 of this Indenture with respect to a particular series or generally, are exclusive and shall preclude, to the extent lawful, all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

3.8	Payment of Interest; Interest Rights Preserved.

Except as otherwise provided as contemplated by Section 3.1 with respect to any series of Securities, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security, or any Predecessor Security, is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Corporation maintained for such purpose pursuant to Section 10.3.

Except as otherwise provided as contemplated by Section 3.1 with respect to any series of Securities, any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest shall be paid by the Corporation, at its election in each case, as provided in subclause 3.8(1) or 3.8(2) below:

(1)           The Corporation may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series, or their respective Predecessor Securities, are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner:

(A)          the Corporation shall notify the U.S. Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Corporation shall deposit with the U.S. Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the U.S. Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest;

(B)          thereupon the U.S. Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the U.S. Trustee of the notice of the proposed payment;

(C)          the U.S. Trustee shall promptly notify the Corporation of such Special Record Date and, in the name and at the expense of the Corporation, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder of Securities of such series in the manner set forth in Section 1.6, not less than 10 days prior to such Special Record Date; and

(D)          notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so sent, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series, or their respective Predecessor Securities, are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following subclause 3.8(2).

(2)           The Corporation may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner consistent with the requirements of any securities exchange, if any, on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Corporation to the U.S. Trustee of the proposed payment pursuant to this subclause 3.8(2), such manner of payment shall be deemed practicable by the U.S. Trustee.

Subject to Section 3.6 and the foregoing provisions of this Section 3.8, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

3.9	Persons Deemed Owners.

Prior to due presentment of a Security for registration of transfer, the Corporation, the U.S. Trustee and any agent of the Corporation or the U.S. Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of, and any premium, Additional Amounts and, subject to Section 3.8, any interest on, such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Corporation, the U.S. Trustee or any agent of the Corporation or the U.S. Trustee shall be affected by notice to the contrary.

None of the Corporation, the Trustees or any agent of the Corporation or the Trustees shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interest of a Security in global form or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall prevent the Corporation, the U.S. Trustee or any agent of the Corporation or the U.S. Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or its nominee, as a Holder, with respect to such Global Security or impair, as between such Depositary and owners of beneficial interests in such Global Security, the operation of customary practices governing the exercise of the rights of such Depositary or its nominee as Holder of such Global Security.

3.10	Cancellation.

Except as otherwise contemplated by Section 3.1 with respect to any series of Securities, all Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the U.S. Trustee, be delivered to the U.S. Trustee and shall be promptly cancelled by it.  The Corporation may at any time deliver to the U.S. Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Corporation may have acquired in any manner whatsoever, and may deliver to the U.S. Trustee for cancellation any Securities previously authenticated hereunder which the Corporation has not issued and sold, and all Securities so delivered shall be promptly cancelled by the U.S. Trustee.

No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 3.10, except as expressly permitted by this Indenture.  All cancelled Securities held by the U.S. Trustee shall be disposed of by the U.S. Trustee in accordance with its customary practices.

3.11	Computation of Interest.

Except as otherwise specified as contemplated by Section 3.1 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.  For disclosure purposes under the Interest Act (Canada), whenever in this Indenture or any Securities issued hereunder interest at a specified rate is to be calculated on the basis of a period less than a calendar year, the yearly rate of interest to which such rate is equivalent is such rate multiplied by the actual number of days in the relevant calendar year and divided by the number of days in such period.

3.12	CUSIP Numbers, ISIN, etc.

The Corporation in issuing the Securities may use “CUSIP” numbers, “ISINs” and “Common Code” numbers, in each case, if then generally in use, and, if so, the U.S. Trustee shall use “CUSIP” numbers, “ISINs” and “Common Code” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Corporation shall notify the U.S. Trustee in writing of any change in any “CUSIP” numbers, “ISINs” or “Common Code” numbers applicable to the Securities.

ARTICLE 4
 SATISFACTION AND DISCHARGE

4.1	Satisfaction and Discharge

This Indenture shall upon Company Request cease to be of further effect with respect to any series of Securities specified in such Company Request, except as to any surviving rights of transfer or exchange of Securities herein expressly provided for, any right of Holders of Outstanding Securities to receive payments in respect of the principal of, or any premium, Additional Amounts or interest on, such Securities when such payments are due, and the rights of the Trustees with respect to regular payment and indemnity which also shall survive, and the Trustees, at the expense of the Corporation, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series, when:

(1)           either:

(A)         all Securities of such series theretofore authenticated and delivered, other than (i) Securities which have been mutilated, destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.7 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Corporation and thereafter repaid to the Corporation or discharged from such trust, as provided in Section 10.4, have been delivered to the U.S. Trustee for cancellation; or

(B)          all Securities of such series not theretofore delivered to the U.S. Trustee for cancellation

(i)          have become due and payable, or

(ii)         will become due and payable at their Stated Maturity within one year, or

(iii)        if redeemable at the option of the Corporation, are to be called for redemption within one year under arrangements satisfactory to the U.S. Trustee for the giving of notice of redemption by the U.S. Trustee in the name, and at the expense, of the Corporation, and the Corporation, in the case of subclause 4.1(1)(B)(i), 4.1(1)(B)(ii) or 4.1(1)(B)(iii) above, has deposited or caused to be deposited with the U.S. Trustee as trust funds in trust for the purpose:  (I) money in an amount; (II) Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount; or (III) a combination thereof, sufficient, in the case of subclause (II) or (III), in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the U.S. Trustee, to pay and discharge, and which shall be applied by the U.S. Trustee to pay and discharge, the entire indebtedness on such Securities not theretofore delivered to the U.S. Trustee for cancellation, for principal and any premium, Additional Amounts and interest to the date of such deposit in the case of Securities which have become due and payable or to the Stated Maturity or Redemption Date, as the case may be;

(2)           the Corporation has paid or caused to be paid all other sums payable hereunder by the Corporation; and

(3)           the Corporation has delivered to the U.S. Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, each of the obligations of the Corporation to the Trustees under Section 6.7, the obligations of the U.S. Trustee to any Authenticating Agent under Section 6.14 and, if money shall have been deposited with the U.S. Trustee pursuant to subclause 4.1(1)(B), the obligations of the U.S. Trustee under Section 4.2 and the last paragraph of Section 10.4, shall survive.

4.2	Application of Trust Money.

Subject to the provisions of the last paragraph of Section 10.4, all money deposited with the U.S. Trustee pursuant to Section 4.1 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent, including the Corporation acting as its own Paying Agent, as the U.S. Trustee may determine, to the Persons entitled thereto, of the principal and any premium, Additional Amounts and interest for whose payment such money has been deposited with the U.S. Trustee.

The Corporation shall pay and indemnify the U.S. Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 4.1 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities.

Notwithstanding anything in this Article 4 to the contrary, the U.S. Trustee shall deliver or pay to the Corporation from time to time upon Company Request any money or Government Obligations held by either of them as provided in Section 4.1 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the U.S. Trustee (in case Government Obligations are held by the U.S. Trustee as provided in Section 4.1), are in excess of the amount thereof which would then be required to be deposited to effect the satisfaction and discharge of this Indenture.

ARTICLE 5
 REMEDIES

5.1	Event of Default

“Event of Default” means, wherever used herein with respect to Securities of any series, any one of the following events, whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body, unless such event is inapplicable to a particular series or is specifically deleted or modified in or pursuant to a supplemental indenture, Board Resolution or Officer’s Certificate establishing the terms of such series pursuant to Section 3.1:

(1)           default in the payment of any interest (including Additional Amounts) upon any Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days; provided, however, that if the Corporation is permitted by the terms of the Securities of such series to defer the payment in question, the date on which such payment is due and payable shall be the date on which the Corporation is required to make payment following such deferral, if such deferral has been elected pursuant to the terms of the Securities; or

(2)           default in the payment of the principal of, or any premium or Additional Amounts, if any, on any Security of that series at its Maturity; or

(3)           default in the performance, or breach, of any covenant of the Corporation in this Indenture, other than a covenant or a default in whose performance or whose breach is elsewhere in this Section 5.1 specifically dealt with or which has expressly been included in this Indenture solely for the benefit of a series of Securities other than that series, and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Corporation by either Trustee (with a copy to the other Trustee), or to the Corporation and the Trustees by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a Notice of Default hereunder; or

(4)           the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Corporation in an involuntary case or proceeding under the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) or other applicable United States federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Corporation a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Corporation under the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) or other applicable United States federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Corporation or of any substantial part of the Corporation’s property, or ordering the winding-up or liquidation of the Corporation’s affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

(5)           the commencement by the Corporation of a voluntary case or proceeding under the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) or other United States federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Corporation in an involuntary case or proceeding under the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) or other applicable United States federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief thereunder, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Corporation or of any substantial part of the Corporation’s property, or the making by the Corporation of an assignment for the benefit of creditors, or the admission by the Corporation in writing of the Corporation’s inability to pay the Corporation’s debts generally as they become due, or the authorization of any such action by the Board of Directors of the Corporation; or

(6)           any other Event of Default provided with respect to Securities of that series.

5.2	Acceleration of Maturity; Rescission and Annulment.

If an Event of Default (other than an Event of Default specified in Section 5.1(4) or 5.1(5)) with respect to Securities of any series at the time Outstanding occurs and is continuing, then, in every such case, the U.S. Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the principal amount of all the Securities of that series, or, if any Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified by the terms thereof, premium, Additional Amounts and any interest thereon to be due and payable immediately, by a notice in writing to the Corporation, and to the U.S. Trustee if given by Holders, and upon any such declaration, such principal amount or specified amount, premium, Additional Amounts and any interest thereon shall become immediately due and payable.  If an Event of Default specified in Section 5.1(4) or 5.1(5) occurs and is continuing, the aggregate principal amount of all Securities of a series, premium, Additional Amounts and any interest thereon shall automatically, and without any declaration or other action on the part of the U.S. Trustee or any Holder, become immediately due and payable.

At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the U.S. Trustee as hereinafter provided in this Article 5, the Event of Default giving rise to such declaration of acceleration shall, without further act, be deemed to have been waived, and such declaration and its consequences shall, without further act, be deemed to have been rescinded and annulled, if:

(1)           the Corporation has paid or deposited with the U.S. Trustee a sum sufficient to pay:

(A)          all overdue interest on all Securities of that series;

(B)          the principal of, and any premium and Additional Amounts on, any Securities of that series which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such Securities;

(C)          to the extent that payment of such interest is lawful, interest on overdue interest at the rate or rates prescribed therefor in such Securities; and

(D)          all sums paid or advanced by the Trustees hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustees and their agents and counsels; and

(2)          all Events of Default with respect to Securities of that series or of all series, as the case may be, other than the non-payment of principal amount, premium, Additional Amounts or interest on Securities of that series or of all series, as the case may be, which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

5.3	Collection of Indebtedness and Suits for Enforcement by Trustee.

The Corporation covenants that if:

(1)           default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

(2)           default is made in the payment of the principal of, or premium or Additional Amounts, if any, on any Security at the Maturity , then it will, upon demand of the U.S. Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and any premium, Additional Amounts and interest and, to the fullest extent that payment of such interest is legally enforceable, interest on any overdue principal, premium and Additional Amounts and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of each of the Trustees and their agents and counsels.

If an Event of Default with respect to Securities of any series or of all series, as the case may be, occurs and is continuing, either Trustee may in its discretion proceed to protect and enforce the rights of the Trustees and the rights of the Holders of Securities of such series or of all series, as the case may be, by such appropriate judicial proceedings as such Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

5.4	Trustees May File Proofs of Claim.

In case of any judicial proceeding relative to the Corporation or any other obligor upon the Securities, or the property or creditors of the Corporation or any other obligor under the Securities, the Trustees, irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the U.S. Trustee shall have made any demand on the Corporation for the payment of overdue premium, Additional Amounts or interest, shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Legislation in order to have claims of the Holders and the Trustees allowed in any such proceeding.  In particular, the U.S. Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the U.S. Trustee and, in the event that the U.S. Trustee shall consent to the making of such payments directly to the Holders, to pay to the U.S. Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of each of the U.S. Trustee and its agents and counsels, and any other amounts due to either Trustee under Section 6.7.

No provision of this Indenture shall be deemed to authorize the Trustees to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustees to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustees may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

5.5	Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustees, or either of them, without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by either or both Trustees shall be brought in its or their own name as trustee(s) of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of each of the Trustees and their respective agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

5.6	Application of Money Collected.

Subject to Article XIV of this Indenture, any money collected by the U.S. Trustee pursuant to this Article 5 shall be applied in the following order, at the date or dates fixed by the U.S. Trustee and, in case of the distribution of such money on account of principal or any premium, Additional Amounts or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:  (1) first, to the payment of all amounts due to the Trustees under Section 6.7; (2) second, to the payment of the amounts then due and unpaid for principal of, and any premium, Additional Amounts and interest, including interest on interest, if any, on, the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and any premium, Additional Amounts and interest, respectively; and (3) third, to the payment of the balance, if any, to the Corporation or any other Person or Persons legally entitled thereto.

5.7	Limitation on Suits.

No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Securities or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1)           such Holder has previously given written notice to a Trustee of a continuing Event of Default with respect to the Securities of that series;

(2)           the Holders of not less than a majority in principal amount of the Outstanding Securities of that series shall have made written request to such Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3)           such Holder or Holders have offered to such Trustee indemnity reasonably satisfactory to it, against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)           for 60 days after its receipt of such notice, request and offer of indemnity, such Trustee has failed to institute any such proceeding; and

(5)           no direction inconsistent with such written request has been given to such Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Outstanding Securities of such affected series, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders of the Outstanding Securities of such affected series.  For purposes of clarity, it is hereby understood and agreed that an Event of Default described in clause (1) or (2) of Section 5.1 with respect to the Securities of any series shall, for purposes of this Section 5.7 be deemed to affect only such series of Securities.

5.8	Unconditional Right of Holders to Receive Principal, Premium, Additional Amounts and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of, and any premium and Additional Amounts and, subject to Section 3.8, interest on, such Security on the respective Stated Maturities expressed in such Security or, in the case of redemption, on the Redemption Date, and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

5.9	Restoration of Rights and Remedies.

If either Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Corporation, the Trustees and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustees and the Holders shall continue as though no such proceeding had been instituted.

5.10	Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.7, no right or remedy herein conferred upon or reserved to the Trustees or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

5.11	Delay or Omission Not Waiver.

No delay or omission of the Trustees or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article 5 or by law to the Trustees or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustees or by the Holders, as the case may be.

5.12	Control by Holders.

The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to any Trustee, or exercising any trust or power conferred on any Trustee, with respect to the Securities of such series; provided that:

(1)           such direction shall not be in conflict with any rule of law or with this Indenture,

(2)           the Trustees may take any other action deemed proper by the Trustees which is consistent with such direction, and

(3)           subject to the provisions of Section 6.1, each of the Trustees shall have the right to decline to follow any such direction if such Trustee in good faith shall, by a Responsible Officer of such Trustee, determine that the proceeding so directed would involve the Trustee in personal liability.

5.13	Waiver of Past Defaults.

Subject to Section 5.2, the Holders of not less than a majority in principal amount of the Outstanding Securities of any series with respect to which any default under the Indenture shall have occurred and be continuing may, on behalf of the Holders of all Securities of such series, waive such past default under the Indenture and its consequences, except a default:

(1)           in the payment of the principal of, or any premium, Additional Amounts or interest on, any Security of such series, or

(2)           in respect of a covenant or provision hereof which under Article 9 cannot be modified or amended without the consent of the Holder of each Outstanding Security of the series affected.

Upon any such waiver, such default shall cease to exist and be deemed not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture with respect to the applicable Series; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.  For purposes of clarity, it is hereby understood and agreed that an Event of Default described in clause (1) or (2) of Section 5.1 with respect to the Securities of any series shall, for purposes of this Section 5.13, be deemed to affect only such series of Securities.

5.14	Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against either or both of the Trustees for any action taken, suffered or omitted by it or them as a Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Legislation; provided that neither this Section 5.14 nor the Trust Indenture Legislation shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Corporation or either or both Trustees.

5.15	Waiver of Stay or Extension Laws.

The Corporation  covenants, to the extent that it may lawfully do so, that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture, and the Corporation, to the extent that it may lawfully do so, hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustees, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 6
 THE TRUSTEES

6.1	Certain Duties and Responsibilities.

(1)           The duties and responsibilities of the Trustees shall be as provided by the Trust Indenture Legislation.

(2)           Subject to clause (1) of this Section 6.1, in the event an Event of Default has occurred and is continuing with respect to a series of Securities of which a Responsible Officer of the U.S. Trustee (with a copy to a Responsible Officer of the Canadian Co-Trustee) has received written notification in accordance with the provisions of this Indenture, the U.S. Trustee will, with respect to the Securities of such series, exercise such of the rights and powers vested in it under this Indenture and use the same degree of care and skill in its exercise, that a prudent Person would exercise or use in the circumstances in the conduct of its own affairs.

(3)           Except during the continuance of an Event of Default with respect to the Securities of any series:

(A)          the Trustees undertake to perform such duties and only such duties as are specifically set forth in this Indenture and applicable to the respective Trustee and no implied covenants or obligations shall be read into this Indenture against the Trustees; and

(B)          in the absence of bad faith on their part, the Trustees may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustees and conforming to the requirements of this Indenture.  However, the Trustees shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but, for greater certainty, need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein, and shall be entitled to seek advice from legal counsel in relation thereto.

(4)           Each of the Trustees will not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(A)         this Section 6.1(4) shall not be construed to limit the effect of Section 6.1(2);

(B)          a Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that such Trustee was negligent in ascertaining the pertinent facts; and

(C)          a Trustee shall not be liable with respect to any action it takes or omits to take with respect to Securities of any series in good faith in accordance with a direction received by it pursuant to Section 5.12.

(5)           The Trustees shall not be deemed to have notice or any actual knowledge of any matter, including defaults or Events of Default, unless written notice thereof is received by a Responsible Officer of the U.S. Trustee (with a copy to a Responsible Officer of the Canadian Co-Trustee) in accordance with this Indenture and such notice clearly references the Securities, the Corporation or this Indenture.

(6)           Every provision of this Indenture, as applicable, that in any way relates to the Trustees is subject to Section 6.1(2), Section 6.1(3), Section 6.1(4) and Section 6.1(7).

(7)           No provision of this Indenture shall require either of the Trustees to expend or risk its own funds or otherwise incur liability in the performance of any of its duties hereunder.

(8)           No provision of this Indenture shall require the Trustees to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it has grounds for believing that repayment of such funds is not assured to it or it does not receive an agreement in writing from such Holders for full indemnity and security satisfactory to it in its discretion against any loss, liability or expense which might be incurred by it in compliance with such request or direction nor shall the Trustees be required to do anything which is illegal or contrary to applicable laws or this Indenture.  Neither Trustee shall be liable to the Holders if prevented or delayed in performing any of its obligations or discretionary functions under this Indenture by (i) any present or future law applicable to it, (ii) any governmental or regulatory authority or (iii) any circumstances beyond its control.

(9)           A Trustee shall not be liable for interest on any money received by it except as such Trustee may agree in writing with the Corporation.

(10)         Money held in trust by the U.S. Trustee need not be segregated from other funds except to the extent required by law.

(11)         The Trustees will, save as expressly otherwise provided herein, have absolute and uncontrolled discretion as to the exercise or non-exercise of their functions and will not be responsible, save as expressly provided herein, for any loss, liability, cost, claim, action, demand, expense or inconvenience which may result from their exercise or non-exercise but, whenever the Trustees are under the provisions of this Indenture or the Securities bound to act at the request or direction of the Holders, the Trustees shall nevertheless not be so bound unless first indemnified or secured to their satisfaction against all actions, proceedings, claims and demands to which they may render themselves liable and all costs, charges, damages, expenses and liabilities which they may incur by so doing.

6.2	Notice of Defaults.

If a default occurs hereunder with respect to Securities of any series, and a Responsible Officer of the U.S. Trustee has been provided with written notification of such default (with a copy to the Canadian Co-Trustee), the Trustees shall give the Holders of Securities of such series notice of such default as and to the extent provided by the Trust Indenture Legislation.  For the purpose of Section 6.1 and this Section 6.2, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

6.3	Certain Rights of Trustees.

Subject to the provisions of Section 6.1:

(1)           the Trustees may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by them to be genuine and to have been signed or presented by the proper party or parties;

(2)           any request or direction of the Corporation mentioned herein shall be sufficiently evidenced by a Company Request or Company Order or as otherwise expressly provided herein, and any resolution of the Board of Directors of the Corporation shall be sufficiently evidenced by a Board Resolution of the Corporation;

(3)           whenever in the administration of this Indenture the Trustees shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, each Trustee, unless other evidence be herein specifically prescribed, may, in the absence of bad faith on its part, rely upon an Officer’s Certificate;

(4)           the Trustees may consult with counsel, an investment banker or an accountant of their selection and the advice of such counsel, investment banker or accountant or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by them hereunder in good faith and in reliance thereon;

(5)           subject to the provisions of the Indenture relating to the duties of the Trustees in case an Event of Default occurs and is continuing, the Trustees shall be under no obligation to exercise any of the rights or powers vested in them by this Indenture at the request or direction of any of the Holders of Securities of any series pursuant to this Indenture, unless such Holders shall have offered to the Trustees security or indemnity, reasonably satisfactory to each, against the costs, expenses and liabilities which might be incurred by them in compliance with such request or direction;

(6)           the Trustees shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustees, in their discretion, may make such further inquiry or investigation into such facts or matters as they may see fit, and, if the Trustees shall determine to make such further inquiry or investigation, they shall be entitled, at reasonable times previously notified to the Corporation, to examine the relevant books, records and premises of the Corporation, personally or by agent or attorney;

(7)           the Trustees may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustees shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by either of them hereunder;

(8)           in no event shall the Trustees be responsible or liable for special, indirect, incidental, punitive or consequential loss or damage of any kind whatsoever, including lost profits, even if the Trustees or either of them have been advised of the likelihood of such loss or damage and regardless of the form of action;

(9)           in no event shall the Trustees be responsible or liable for any failure or delay in the performance of their obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services;

(10)         the permissive rights of the Trustees to take the actions permitted by this Indenture will not be construed as an obligation or duty to do so;

(11)         prior to the occurrence of an Event of Default of which a Responsible Officer of a Trustee shall have actual knowledge, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustees shall be determined solely by the express provisions of this Indenture and the Trustees shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustees;

(12)         the Trustees shall have no duty to inquire as to the performance of the Corporation with respect to the covenants contained herein.  The Trustees may assume without inquiry in the absence of written notice to the contrary that the Corporation is duly complying with its obligations contained in this Indenture required to be performed and observed by it, and that no Default or Event of Default or other event which would require repayment of the Securities has occurred;

(13)         either Trustee may request that the Corporation deliver an Officer’s Certificate setting forth the names of the individuals and titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded; and

(14)         the Trustees shall not have any obligation or duty to monitor, determine or inquire as to compliance, and shall not be responsible or liable for compliance with restrictions on transfer, exchange, redemption, purchase or repurchase, as applicable, of minimum denominations imposed under this Indenture or under applicable law or regulation with respect to any transfer, exchange, redemption, purchase or repurchase, as applicable, of any interest in any Securities, but may in their sole discretion, choose to do so.

6.4	Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, except a Trustee’s certificate of authentication, shall be taken as the statements of the Corporation, and neither the Trustees nor any Authenticating Agent assumes any responsibility for their correctness.  The Trustees make no representations as to the validity or sufficiency of this Indenture or of the Securities, except that each of the Trustees represents that it is duly authorized to execute and deliver this Indenture and perform its obligations hereunder.  In addition, the U.S. Trustee represents and warrants that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Corporation are true and accurate, subject to the qualifications set forth therein.  Neither the U.S. Trustee nor any Authenticating Agent shall be accountable for the use or application by the Corporation of Securities or the proceeds thereof.

6.5	May Hold Securities.

Either Trustee, any Authenticating Agent, any Paying Agent, any Registrar or any other agent of the Corporation or of a Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 6.8 and 6.13, may otherwise deal with the Corporation with the same rights it would have if it were not a Trustee, Authenticating Agent, Paying Agent, Registrar or such other agent.

6.6	Money Held in Trust.

Money held by either the U.S. Trustee or any Paying Agent in trust hereunder need not be segregated from other funds except to the extent required by law.  Neither the U.S. Trustee nor any Paying Agent shall be under any liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Corporation.

6.7	Compensation and Reimbursement.

The Corporation  agrees:

(1)           to pay to the Trustees from time to time such compensation as shall be agreed to in writing between the Corporation and the Trustees for all services rendered by them hereunder, which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust;

(2)           except as otherwise expressly provided herein, to reimburse each Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by such Trustee in accordance with any provision of this Indenture, including the reasonable compensation and the expenses and disbursements of its agents and counsel subject to prior agreement by the Corporation, except any such expense, disbursement or advance as may be attributable to such Trustee’s negligence, willful misconduct or bad faith; and

(3)           to indemnify the Trustees for, and to hold them harmless against, any loss, liability or expense incurred without negligence, willful misconduct or bad faith on their part arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending themselves against any claim or liability (whether asserted by any Holder, the Corporation or otherwise) and of enforcing the terms of this Indenture (including, but not limited to, any indemnification provided hereunder) in connection with the exercise or performance of any of their powers or duties hereunder.

As security for the performance of the obligations of the Corporation under this Section 6.7, the Trustees shall have a lien prior to the Securities upon all property and funds held by them hereunder for any amount owing to them or any predecessor of either such Trustee pursuant to this Section 6.7, except with respect to funds held in trust for the benefit of the Holders of particular Securities.

Without limiting any rights available to the Trustees under applicable law, when either Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.1(4) or Section 5.1(5), the expenses, including the reasonable charges and expenses of their counsel, and the compensation for the services are intended to constitute expenses of administration under any applicable U.S. or Canadian federal, state or provincial bankruptcy, insolvency or other similar law.

The provisions of this Section 6.7 shall survive the satisfaction, discharge or termination of this Indenture and the resignation or removal of the Trustees.

The rights, protections, powers, immunities and indemnities afforded to the Trustees under this Indenture shall be afforded to any other trustee, any Paying Agent, any Registrar, any Authenticating Agent or any Custodian appointed hereunder.

6.8	Conflicting Interests.

If a Trustee has or shall acquire a conflicting interest or material conflict of interest within the meaning of any Trust Indenture Legislation, such Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Legislation and this Indenture.  To the extent permitted by the Trust Indenture Legislation, a Trustee shall not be deemed to have a conflicting interest or material conflict of interest by virtue of being a trustee under this Indenture with respect to Securities of more than one series.  The Trustees represent and warrant to the Corporation that they have no conflicting interest or material conflict of interest within the meaning of any Trust Indenture Legislation.

6.9	Corporate Trustee Required; Eligibility.

There shall at all times be a U.S. Trustee hereunder with respect to the Securities of each series, which may be the U.S. Trustee hereunder for Securities of one or more other series.  Each U.S. Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus (together with its affiliates) of at least $50,000,000.  If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section 6.9 and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  No obligor of any Securities under this Indenture or Person directly or indirectly controlling, controlled by, or under common control with such obligor shall serve as Trustee.  In case at any time the U.S. Trustee shall cease to be eligible in accordance with the provisions of this Section 6.9, such U.S. Trustee shall resign immediately in the manner and with the effect specified in Section 6.10.

For so long as required by the Canadian Trust Indenture Legislation, there shall be a Canadian Co-Trustee under this Indenture.  The Canadian Co-Trustee shall at all times be a corporation organized under the laws of Canada or any province thereof and shall be authorized under the laws of Ontario and, if so required, duly registered to carry on trust business therein.  If at any time the Canadian Co-Trustee shall cease to be eligible in accordance with this Section 6.9, it shall resign immediately in the manner and with the effect hereinafter specified in Section 6.10.

6.10	Resignation and Removal; Appointment of Successor.

No resignation or removal of either Trustee and no appointment of a successor Trustee pursuant to this Article 6 shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.11.

Either Trustee may resign at any time with respect to the Indenture and the Securities of one or more series, as applicable, by giving written notice thereof to the Corporation.  If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to such Trustee within 30 days after the giving of such notice of resignation, a court of competent jurisdiction may appoint a successor Trustee with respect to the Securities of such series in accordance with the terms of this Section 6.10.

Either Trustee may be removed at any time with respect to the Securities of any series (i) by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to such Trustee and to the Corporation or (ii) by the Corporation by Officer’s Certificate delivered to such Trustee.

If at any time:

(1)           either Trustee shall fail to comply with Section 6.8 after written request therefor by the Corporation or by any Holder who has been a bona fide Holder of a Security for at least six months; or

(2)           either Trustee shall cease to be eligible under Section 6.9 and shall fail to resign after written request therefor by the Corporation or by any Holder who has been a bona fide Holder of a Security for at least six months; or

(3)           either Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of such Trustee or of its property shall be appointed or any public officer shall take charge or control of such Trustee or its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Corporation by a Board Resolution may remove such Trustee with respect to all Securities or the Securities of such series, or (B) subject to Section 5.14, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the removal of such Trustee with respect to all Securities of such series and the appointment of a successor Trustee or Trustees.

If either Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of U.S. Trustee or the Canadian Co-Trustee for any cause, with respect to the Securities of one or more series, then the Corporation, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series, it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be at most one U.S. Trustee and one Canadian Co-Trustee with respect to the Securities of any particular series, and shall comply with the applicable requirements of Section 6.11.  If, within 60 days after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall not have been appointed by the Corporation, then a successor Trustee may be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Corporation and the retiring Trustee and the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Corporation.  If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Corporation within 60 days after such resignation, removal or incapability or the Holders and accepted appointment in the manner required by Section 6.11 within 120 days after such resignation, removal or incapability, or the occurrence of such vacancy, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, or either Trustee may, at the expense of the Corporation, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

The Corporation shall give notice of each resignation and each removal of a Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to all Holders of Securities of such series in the manner provided in Section 1.6.  Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

If a Canadian Co-Trustee under this Indenture is no longer required by the Canadian Trust Indenture Legislation, then the Corporation, by a Board Resolution, may remove the Canadian Co-Trustee after giving 30 days’ prior written notice to the Trustees.  For the avoidance of doubt, the Canadian Co-Trustee is acting hereunder solely to satisfy the requirements of the Canadian Trust Indenture Legislation and is not acting as Paying Agent, Registrar or Transfer Agent for the Securities issued.

6.11	Acceptance of Appointment by Successor.

In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Corporation and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Corporation or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers, protections, immunities, indemnities and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more, but not all, series, the Corporation, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which:  (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, protections, immunities, indemnities, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; (ii) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, protections, immunities, indemnities, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee; and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by multiple Trustees, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust, except as otherwise provided in this Indenture, and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered, except as otherwise provided in this Indenture, by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, protections, immunities, indemnities, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Corporation or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

Upon request of any such successor Trustee, the Corporation shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers, protections, immunities, indemnities and trusts referred to in the first or second preceding paragraph of this Section 6.11, as the case may be.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article 6.

6.12	Merger, Amalgamation, Conversion, Consolidation or Succession to Business.

Any Person into which either Trustee may be merged, arranged, amalgamated or converted or with which it may be consolidated, or any Person resulting from any merger, arrangement, amalgamation, conversion or consolidation to which such Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of either Trustee, shall be the successor of such Trustee hereunder, provided that such Person shall be otherwise qualified and eligible under this Article 6, without the execution or filing of any paper or any further act on the part of any of the parties hereto.  In case any Securities shall have been authenticated but not delivered by the U.S. Trustee then in office, any successor by merger, arrangement, amalgamation, conversion or consolidation to such authenticating U.S. Trustee shall be deemed to have adopted such authentication and shall deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities without the execution or filing of any paper or any further act on the part of any of the parties hereto.

6.13	Preferential Collection of Claims Against Corporation.

If and when a Trustee shall be or become a creditor of the Corporation or any other obligor upon the Securities, such Trustee shall be subject to the provisions of the applicable Trust Indenture Legislation regarding the collection of claims against the Corporation or any such other obligor.

6.14	Appointment of Authenticating Agent.

The U.S. Trustee may appoint one or more Authenticating Agents acceptable to the Corporation with respect to one or more series of Securities which shall be authorized to act on behalf of the U.S. Trustee to authenticate Securities of such series and the U.S. Trustee shall give written notice of such appointment to all Holders of Securities of the series with respect to which such Authenticating Agent will serve.  Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the U.S. Trustee hereunder.  Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the U.S. Trustee, and a copy of such instrument shall be promptly furnished to the Corporation.  Wherever reference is made in this Indenture to the authentication and delivery of Securities by the U.S. Trustee or the U.S. Trustee’s certificates of authentication, such reference shall be deemed to include authentication and delivery on behalf of the U.S. Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the U.S. Trustee by an Authenticating Agent.  Each Authenticating Agent shall be acceptable to the Corporation and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof, the District of Columbia or the laws of Canada or any province thereof, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus (together with its Affiliates) of not less than $50,000,000 and subject to supervision or examination by federal or state authority or Canadian federal or provincial authority.  If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 6.14, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.14, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 6.14.

Any Person into which an Authenticating Agent may be merged, arranged, amalgamated or converted or with which it may be consolidated, or any corporation resulting from any merger, arrangement, amalgamation, conversion or consolidation to which such Authenticating Agent shall be a party, or any Person succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided that such corporation shall be otherwise eligible under this Section 6.14, without the execution or filing of any paper or any further act on the part of the U.S. Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the U.S. Trustee and to the Corporation.  The U.S. Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Corporation.  Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.14, the U.S. Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Corporation and shall give notice of such appointment in the manner provided in Section 1.6 to all Holders of Securities of the series with respect to which such Authenticating Agent will serve.  Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent.  No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 6.14.

The Corporation agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 6.14.

If an appointment with respect to one or more series is made pursuant to this Section 6.14, the Securities of such series may have endorsed thereon, in addition to the U.S. Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

[NAME OF AUTHENTICATING AGENT], as Authenticating Agent

By:

By:

6.15	Third Party

The Corporation hereby represents to the Canadian Co-Trustee that any account to be opened by, or interest to be held by, the Canadian Co-Trustee in connection with this Indenture, for or to the credit of the Corporation, either:

(1)           is not intended to be used by or on behalf of any third party; or

(2)           is intended to be used by or on behalf of a third party, in which case, the Corporation hereto agrees to complete and execute forthwith a declaration in the Canadian Co-Trustee’s prescribed form as to the particulars of such third party.

6.16	Not Bound to Act.

The Canadian Co-Trustee shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Canadian Co-Trustee, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline.  Further, should the Canadian Co-Trustee, in its sole judgment, determine at any time that its acting under this Indenture has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on 30 days’ written notice to the Corporation, notwithstanding the provisions of Section 6.10 of this Indenture, provided that:

(1)           the Canadian Co-Trustee’s written notice shall describe the circumstances of such non-compliance; and

(2)           if such circumstances are rectified to the Canadian Co-Trustee’s satisfaction within such 30 day period, then such resignation shall not be effective.

6.17	Privacy (Canadian Co-Trustee).

The parties acknowledge that federal and/or provincial legislation that addresses the protection of individuals’ personal information (collectively, “Privacy Laws”) applies to obligations and activities under this Indenture.  Despite any other provision of this Indenture, neither the Corporation nor the Canadian Co-Trustee shall take or direct any action that would contravene or cause the other to contravene applicable Privacy Laws.  The Corporation shall, prior to transferring or causing to be transferred personal information to the Canadian Co-Trustee, obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or shall have determined that such consents either have previously been given upon which the parties can rely or are not required under Privacy Laws.  The Canadian Co-Trustee shall use commercially reasonable efforts to ensure that its services hereunder comply with Privacy Laws.  Specifically, the Canadian Co-Trustee agrees:  (1) to have a designated chief privacy officer; (2) to maintain policies and procedures to protect personal information and to receive and respond to any privacy complaint or inquiry; (3) to use personal information solely for the purposes of providing its services under or ancillary to this Indenture and not to use it for any other purpose except with the consent of or direction from the Corporation or the individual involved; (4) not to sell or otherwise improperly disclose personal information to any third party; and (5) to employ administrative, physical and technological safeguards to reasonably secure and protect personal information against loss, theft, or unauthorized access, use or modification.

6.18	Joint Trustees.

The rights, powers, duties and obligations conferred and imposed upon the Trustees are conferred and imposed upon and shall be exercised and performed by the U.S. Trustee and the Canadian Co-Trustee individually, as set forth explicitly herein, and neither Trustee shall be liable or responsible for the acts or omissions of the other Trustee.  Any written notice, request, direction, certificate, instruction, opinion or other document (each such document for purposes of this Section 6.18, a “Writing”) delivered pursuant to any provisions of this Indenture shall be delivered to the U.S. Trustee (with a copy to the Canadian Co-Trustee).

ARTICLE 7
HOLDERS’ LISTS AND REPORTS BY TRUSTEES AND CORPORATION

7.1	Corporation to Furnish Names and Addresses of Holders.

The Corporation will furnish or cause to be furnished to the Trustees:

(1)           semi-annually within 15 days after each Regular Record Date, a list, in such form as the Trustees may reasonably require, of the names and addresses of the Holders of Securities of each series as of such Regular Record Date; and

(2)           at such other times as either Trustee may reasonably request in writing, within 30 days after the receipt by the Corporation of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; provided, however, that so long as a Trustee is the Registrar, no such list shall be required to be furnished to such Trustee.  If a Trustee shall no longer be the Registrar, such Trustee shall be entitled to rely on the most recent such list provided or available to it without liability therefor.

7.2	Preservation of Information; Communications to Holders.

The Trustees shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustees as provided in Section 7.1 and the names and addresses of Holders received by the U.S. Trustee in its capacity as Registrar.  The Trustees may destroy any list furnished to them as provided in Section 7.1 upon receipt of a new list so furnished.

The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and obligations of the Trustees, shall be as provided by the Trust Indenture Legislation.

Every Holder of Securities, by receiving and holding the same, agrees with the Corporation and the Trustees that none of the Corporation or the Trustees or any agent of any of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Legislation.

7.3	Reports by U.S. Trustee.

The U.S. Trustee shall transmit to Holders such reports concerning the U.S. Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Legislation at the times and in the manner provided pursuant thereto.  If required by Section 313(a) of the Trust Indenture Act, the U.S. Trustee shall, within 60 days after each May 15 following the date of this Indenture, deliver to Holders a brief report, dated as of May 15, which complies with the provisions of Section 313(a) of the Trust Indenture Act.

A copy of each such report shall, at the time of such transmission to Holders, be filed by the U.S. Trustee with each stock exchange upon which any Securities of any series are listed, if applicable.  The Corporation will promptly notify the U.S. Trustee when any Securities are listed on any stock exchange.

7.4	Reports by Corporation.

(1)           The Corporation shall supply to Holders and the U.S. Trustee, in each case at the Corporation’s own expense, copies of the annual reports and quarterly reports of the Corporation and of any information, documents or reports that the Corporation is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act within 15 days after the same is filed with the Commission or pursuant to applicable Trust Indenture Legislation at the times and in the manner provided pursuant to such Trust Indenture Legislation.  Notwithstanding the foregoing, such reports, information or documents shall be deemed supplied to Holders and the U.S. Trustee pursuant to this Section 7.4(1) if such reports, information or documents have been filed by the Corporation with the Commission.  The U.S. Trustee shall have no responsibility to determine if and when any such reports, information or documents have been filed by the Corporation with the Commission.  Delivery of these reports, information and documents to the U.S. Trustee is for informational purposes only and the U.S. Trustee’s receipt of any such report will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Corporation’s compliance with any of its covenants hereunder, as to which the U.S. Trustee is entitled to rely exclusively on Officer’s Certificates.

(2)          Notwithstanding that the Corporation may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the Commission, the Corporation shall supply to Holders and the U.S. Trustee:

(A)         all annual and quarterly financial statements that the Corporation would have filed with the Commission on Form 40-F and Form 6-K pursuant to Section 13 or Section 15(d) of the Exchange Act as if the Corporation was required, as an MJDS-eligible issuer, to file with the Commission such financial statements; provided, however, that such financial statements shall be substantially in the form prescribed or permitted (including pursuant to any exemption granted by applicable regulatory authorities) by applicable Canadian regulatory authorities for Canadian public reporting companies and, with respect to the annual financial statements only, including a report thereon by the Corporation’s certified independent accountants, plus, in each case, a Management’s Discussion and Analysis of the Corporation that describes its financial condition and results of operations on a consolidated basis; and

(B)          all current reports that would be required to be filed with the Commission on Form 6-K if the Corporation were required to file such reports.

For the avoidance of doubt, none of the above reporting requirements shall be construed to require such financial statements or reports that would not otherwise be required to be filed by foreign private issuers subject to MJDS.

Notwithstanding the foregoing, such statements, reports and information shall be deemed supplied to Holders and the U.S. Trustee pursuant to this Section 7.4 if such statements, reports and information have been posted on the Corporation’s public website.

ARTICLE 8
CONSOLIDATION, AMALGAMATION, ARRANGEMENT, MERGER, CONVEYANCE OR TRANSFER

8.1	Corporation May Consolidate, Etc., on Certain Terms.

Nothing contained in this Indenture or in any of the Securities shall prevent any consolidation, merger, arrangement or amalgamation of the Corporation with or into any other Person or Persons, whether or not affiliated with the Corporation or successive consolidations, mergers, arrangements or amalgamations in which the Corporation or any of its successors shall be a party, or shall prevent any conveyance or transfer of the properties and assets of the Corporation as an entirety or substantially as an entirety to any other Person, whether or not affiliated with the Corporation lawfully entitled to acquire the same; provided, however, that the Corporation hereby covenants and agrees, that:

(1)           if an Event of Default has occurred and is continuing, it will not enter into any agreement for any such consolidation, merger, arrangement, amalgamation, conveyance or transfer; and

(2)           upon any such consolidation, merger, arrangement, amalgamation, conveyance or transfer, (i) the due and punctual payment of the principal of, and premium, Additional Amounts and interest on, all of the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Corporation shall be expressly assumed, by indenture supplemental hereto, in form reasonably satisfactory to the Trustees, executed and delivered to the Trustees by the Person (if other than the Corporation) formed by such consolidation, or into which the Corporation shall have been merged, arranged or amalgamated, or by the Person which shall have acquired such properties and assets, and (ii) the Corporation shall deliver to the Trustees an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, arrangement, amalgamation, conveyance or transfer and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this 8.1 and that all conditions precedent herein provided for relating to such transaction have been complied with.

8.2	Successor Substituted.

Upon any consolidation, merger, arrangement or amalgamation of the Corporation with or into any other Person or Persons or any conveyance or transfer of the properties and assets of the Corporation as an entirety or substantially as an entirety in accordance with Section 8.1, the successor Person formed by such consolidation, arrangement or amalgamation or into which the Corporation is merged or to whom such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Corporation under this Indenture with the same effect as if such successor Person had been named as the Corporation herein, and thereafter (except with respect to any Person that is a predecessor to an amalgamation) the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities, as the case may be, so long as the covenants of this Article 8 have been complied with.

ARTICLE 9
SUPPLEMENTAL INDENTURES

9.1	Supplemental Indentures Without Consent of Holders.

The Corporation and the Trustees, at any time and from time to time, without the consent of any Holders, may enter into one or more indentures supplemental hereto, in form reasonably satisfactory to the Trustees, for any of the following purposes:

(1)           to evidence the succession of another Person to the Corporation and the assumption by any such successor of the covenants of the Corporation herein and in the Securities; or

(2)           to add to the covenants of the Corporation or any other obligor for the benefit of the Holders of all or any series of Securities, and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series, or to surrender any right or power herein conferred upon the Corporation; or

(3)           to add any additional Events of Default for the benefit of the Holders of all or any series of Securities, and if such additional Events of Default are to be for the benefit of less than all series of Securities, stating that such additional Events of Default are expressly being included solely for the benefit of such series; or

(4)           to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to facilitate the issuance of Securities in uncertificated form; or

(5)           to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities; provided that any such addition, change or elimination:  (A) shall neither (i) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision; and (B) shall become effective only when there is no such Security Outstanding; or

(6)           to secure the Securities of any series or add guarantees with respect to the Securities of any series; or

(7)           to establish the form or terms of Securities of any series as permitted by Sections 2.1 and 3.1; or

(8)           to effect or maintain, or otherwise comply with the requirements of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act; or

(9)           to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by multiple Trustees pursuant to the requirements of Section 6.11 or the removal of one or more of the Trustees pursuant to Section 6.10;

(10)         to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; provided that such action pursuant to this clause (10) shall not adversely affect the interests of Holders of Securities of any series in any material respect;

(11)         to conform the text of this Indenture or the terms of the Securities of any series to any corresponding provision of the prospectus, prospectus supplement, offering memorandum, offering circular, term sheet or other document pursuant to which such Securities were offered and setting forth the final terms of such Securities; or

(12)         to make any other change that does not adversely affect the interests of Holders of Securities of any series in any material respect.

9.2	Supplemental Indentures With Consent of Holders.

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of any series affected by such supplemental indenture by Act of said Holders delivered to the Corporation and the Trustees, the Corporation and the Trustees may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture, or modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

(1)           change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security; or

(2)           reduce the principal amount on any of the Securities of such series; or

(3)           reduce the rate of interest on any of the Securities of such series; or

(4)           reduce any premium payable upon the redemption of any of the Securities of such series; or

(5)           change any obligation of the Corporation to pay Additional Amounts contemplated by Section 10.2; or

(6)           reduce the amount of the principal of an Original Issue Discount Security or any other Security which would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.2; or

(7)           change the Currency in which the principal, and any premium, Additional Amounts or interest thereon is payable; or

(8)           impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or, in the case of redemption, on or after the Redemption Date; or

(9)           reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture; or

(10)         modify any of the provisions of this Section 9.2, Section 5.13 or Section 10.5, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustees” and concomitant changes in this Section 9.2 and Section 10.5, or the deletion of this proviso, in accordance with the requirements of Sections 6.10 and 9.1(9)); or

(11)         modify the subordination provisions applicable to any Security in a manner adverse to the Holder thereof.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for any Act of Holders under this Section 9.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

9.3	Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article 9 or the modifications thereby of the trusts created by this Indenture, the Trustees shall be entitled to receive, and, subject to Section 6.1, shall be fully protected in relying upon, in addition to the documents required by Section 1.2, an Opinion of Counsel and an Officer’s Certificate each stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.  Each Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, powers, protections, indemnities, duties or immunities under this Indenture or otherwise.

9.4	Effect of Supplemental Indentures

Upon the execution of any supplemental indenture under this Article 9, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes, and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

9.5	Conformity with Trust Indenture Legislation.

Every supplemental indenture executed pursuant to this Article 9 shall conform to the requirements of the Trust Indenture Legislation.

9.6	Reference in Securities to Supplemental Indentures.

Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 9 may, and shall if required by the U.S. Trustee, bear a notation in form approved by the U.S. Trustee as to any matter provided for in such supplemental indenture.  Alternatively, the Corporation may, at its option, prepare and execute new Securities of any series authenticated and delivered after the execution of any supplemental indenture with such modifications as are necessary to conform, in the opinion of the U.S. Trustee, to any matter provided for in such supplemental indenture, and such new Securities shall be authenticated and delivered by the U.S. Trustee in exchange for the Outstanding Securities of such series.

ARTICLE 10
COVENANTS

10.1	Payment of Principal, Premium, Additional Amounts and Interest.

The Corporation covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of, and any premium, Additional Amounts and interest on, the Securities of that series in accordance with the terms of the Securities and this Indenture.

10.2	Payment of Taxes.

Except as otherwise specified as contemplated by Section 3.1 for Securities of any series, all payments that the Corporation makes under or with respect to the Securities of any series will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charges, including penalties, interest and other similar liabilities related thereto, of whatever nature (collectively, “Taxes”) imposed or levied by or on behalf of Canada or any other jurisdiction in which the Corporation is incorporated, organized or otherwise resident or engaged in or carrying on business for tax purposes or from or through which the Corporation makes any payment on the Securities of such series, or by any political subdivision or taxing authority or agency thereof or therein (each, a “Relevant Taxing Jurisdiction”), unless withholding or deduction is then required by law.  If the Corporation or any other applicable withholding agent is required to withhold or deduct any amount for or on account of Taxes of a Relevant Taxing Jurisdiction from any payment made under or with respect to the Securities of any series, the Corporation will pay to each Holder of such Securities as additional interest such additional amounts (“Additional Amounts”) as may be necessary to ensure that the net amount received by each Holder or beneficial owner of the Securities of such series after such withholding or deduction, including any withholding or deduction attributable to the Additional Amounts, will be not less than the amount the Holder or beneficial owner would have received if such Taxes had not been required to be withheld or deducted.

However, no Additional Amounts will be payable in respect or on account of:

(1)           any Taxes that would not have been imposed or levied but for a present or former connection, including citizenship, nationality, residence, domicile, incorporation, or existence of a business, a permanent establishment, a dependent agent, a place of business or a place of management present or deemed present within such Relevant Taxing Jurisdiction, between such Holder or beneficial owner, or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, such Holder or beneficial owner, if such Holder or beneficial owner is an estate, trust, partnership, limited liability company or corporation, and the Relevant Taxing Jurisdiction, other than any connection arising solely from the acquisition, ownership or disposition of the Securities of any series, the receipt of payments under or with respect to the Securities of any series, or the exercise or enforcement of rights under or with respect to the Securities of any series or this Indenture;

(2)           any Taxes that are imposed or withheld by reason of the failure of the Holder or beneficial owner of Securities of any series, following the Corporation’s reasonable written request addressed to the Holder, and made at a time that would enable the Holder or beneficial owner acting reasonably to comply with that request, and in all events at least 30 calendar days before the relevant date on which payment under or with respect to the Securities of such series is due and payable, to comply with any certification or identification requirements, whether required or imposed by statute, regulation or administrative practice of a Relevant Taxing Jurisdiction, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Taxes imposed by the Relevant Taxing Jurisdiction, including a certification that the Holder or beneficial owner is not resident in the Relevant Taxing Jurisdiction, but, in each case, only to the extent that the Holder or beneficial owner, as the case may be, is legally eligible to provide such certification;

(3)           any estate, inheritance, gift, sales, transfer, personal property or similar Taxes;

(4)           any Tax which is payable otherwise than by deduction or withholding by the Corporation from payments made under or with respect to the Securities of any series;

(5)           any Canadian withholding Taxes paid or payable by reason of (A) the Holder, beneficial owner or other recipient of the amount not dealing at arm’s length with the Corporation for the purposes of the Income Tax Act (Canada), or (B) the Holder or beneficial owner being, or not dealing at arm’s length with, a “specified shareholder” of the Corporation for the purposes of subsection 18(5) of the Income Tax Act (Canada);

(6)           any Tax imposed on or with respect to any payment by the Corporation to the Holder if such Holder is a fiduciary or partnership or person other than the sole beneficial owner of such payment to the extent that Taxes would not have been imposed on such payment had the beneficiary, partner or other beneficial owner directly held the Securities of any series;

(7)           any Tax that is imposed or levied by reason of the presentation, where presentation is required in order to receive payment, of the Securities of a series for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the beneficial owner or Holder thereof would have been entitled to Additional Amounts had the Securities been presented for payment on any date during such 30 day period;

(8)           any Tax that is imposed or levied on or with respect to a Security of a series presented for payment on behalf of a Holder or beneficial owner who would have been able to avoid such withholding or deduction by presenting the relevant Security of such series to another paying agent;

(9)           any Taxes to the extent such Taxes are directly attributable to the failure of the Holder or beneficial owner to qualify for an exemption from U.S. federal withholding tax with respect to payments of interest pursuant to an applicable income tax treaty to which the United States is a party or pursuant to the “portfolio interest” exemption as defined in Section 871(h) or 881(c), as applicable, of the Internal Revenue Code, in each case, as such treaty or section was in effect on the issuance date (determined without regard to the requirement that such holder or beneficial owner provide the applicable Internal Revenue Service Form W-8);

(10)         any Taxes imposed pursuant to Sections 1471 through 1474 of the Internal Revenue Code as of the issuance date (and any amended or successor version that is substantially comparable), any regulations or other official guidance thereunder or agreements (including any intergovernmental agreements or any laws, rules or practices implementing such intergovernmental agreements) entered into in connection therewith;

(11)         any Tax required to be deducted or withheld from any fee, commission or other amount paid to a non-resident of Canada (within the meaning of the Income Tax Act (Canada) in respect of services rendered in Canada of any nature whatever; or

(12)         any Taxes that are imposed in respect of any combination of clauses (1) through (11) above.

(1)           Notwithstanding clause (4) above, where Tax is payable pursuant to Section 803 of the Regulations under the Income Tax Act (Canada) by a Holder or beneficial owner of the Securities in respect of any amount payable under the Securities to the Holder, other than by reason of a transfer of the Securities to a person resident in Canada for the purposes of such Act, but no Additional Amount is paid in respect of such Tax (excluding any penalties or interest relating thereto), the Corporation will pay to such Holder an amount equal to such Tax within 45 days after receiving from the Holder a notice containing reasonable particulars of the Tax so payable; provided, that such Holder or beneficial owner would have been entitled to receive Additional Amounts on account of such Tax but for the fact that it is payable otherwise than by deduction or withholding from payments made under or with respect to the Securities.

(2)           Notwithstanding any other provision hereof, the Corporation, if the Corporation is an applicable withholding agent, or is otherwise required to withhold amounts under applicable law, will (A) make such withholding or deduction required by applicable law and (B) remit the full amount deducted or withheld to the relevant taxing authority in accordance with applicable law.

(3)           At least 30 calendar days prior to each date on which any payment under or with respect to the Securities of any series is due and payable, if the Corporation will be obligated to pay Additional Amounts with respect to such payment, unless such obligation to pay Additional Amounts arises after the 30th day prior to the date on which payment under or with respect to the Securities of such series is due and payable, in which case it will be promptly thereafter, the Corporation will deliver to the U.S. Trustee an Officer’s Certificate stating that such Additional Amounts will be payable and the amounts so payable and will set forth such other information, other than the identities of Holders and beneficial owners, necessary to enable the U.S. Trustee or Paying Agent to pay such Additional Amounts to Holders and beneficial owners (net of applicable withholding tax) on the relevant payment date.  The U.S. Trustee will make such payments in the same manner as any other payments on the Securities of such series.  The Corporation will provide the U.S. Trustee with documentation reasonably satisfactory to the U.S. Trustee evidencing payment of such Additional Amounts.

(4)           The Corporation will take reasonable efforts to furnish to the U.S. Trustee or a Holder within a reasonable time certified copies of tax receipts or other evidence of the payment by the Corporation of any Taxes imposed or levied by a Relevant Taxing Jurisdiction.

(5)           The Corporation will pay any present or future stamp, issue, registration, court documentation, excise or property taxes or other similar taxes, charges and duties, including interest, additions to tax and penalties with respect thereto, imposed by any Relevant Taxing Jurisdiction in respect of the receipt of any payment under or with respect to the Securities of any series, the execution, issue, delivery or registration of the Securities of such series or this Indenture or any other document or instrument referred to thereunder and any such taxes, charges, duties or similar levies imposed by any jurisdiction as a result of, or in connection with, the enforcement of the Securities of such series or this Indenture or any such other document or instrument following the occurrence of any Event of Default with respect to the Securities of such series.  The Corporation will not, however, pay such amounts that are imposed on or result from a sale or other transfer or disposition by a Holder or beneficial owner of a Security.

(6)           The preceding provisions will survive any termination, defeasance or discharge of this Indenture and shall apply mutatis mutandis to any jurisdiction in which any successor person to the Corporation is organized, incorporated or otherwise resident or engaged in or carrying on business for tax purposes and any political subdivision or taxing authority or agency thereof or therein.

10.3	Maintenance of Office or Agency.

The Corporation will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Corporation in respect of the Securities of that series and this Indenture may be served.

The Corporation will give prompt written notice to the Trustees of the location, and any change in the location, of such office or agency.  If at any time the Corporation shall fail to maintain any such required office or agency or shall fail to furnish the Trustees with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the U.S. Trustee (with a copy to the Canadian Co-Trustee), and the Corporation hereby appoints each of the Trustees as its agent to receive all such presentations, surrenders, notices and demands.

The Corporation may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Corporation of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes.  The Corporation will give prompt written notice to the Trustees of any such designation or rescission and of any change in the location of any such other office or agency.

10.4	Money for Securities Payments to Be Held in Trust.

If the Corporation shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of, or any premium, Additional Amounts or interest on, any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium, Additional Amounts and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the U.S. Trustee of its action or failure so to act.

Whenever the Corporation shall have appointed one or more Paying Agents for any series of Securities, it will, on or prior to each due date of the principal of, or any premium, Additional Amounts or interest on, any Securities of that series, deposit with a Paying Agent a sum sufficient to pay such amount (less any applicable withholding tax), such sum to be held as provided by the Trust Indenture Legislation, and unless such Paying Agent is the U.S. Trustee, the Corporation will promptly notify the U.S. Trustee of its action or failure so to act.

The Corporation will cause each Paying Agent for any series of Securities other than the U.S. Trustee to execute and deliver to the U.S. Trustee an instrument in which such Paying Agent shall agree with the U.S. Trustee, subject to the provisions of this Section 10.4, that such Paying Agent will:

(1)           comply with the provisions of the Trust Indenture Legislation applicable to it as a Paying Agent; and

(2)           during the continuance of any default by the Corporation or any other obligor upon the Securities of that series in the making of any payment in respect of the Securities of that series, upon the written request of the U.S. Trustee, forthwith pay to the U.S. Trustee all sums held in trust by such Paying Agent for payment in respect of the Securities of that series.

The Corporation may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the U.S. Trustee all sums held in trust hereunder by the Corporation or such Paying Agent, such sums to be held by the U.S. Trustee upon the same trusts as those upon which such sums were held by the Corporation or such Paying Agent, and, upon such payment by any Paying Agent to the U.S. Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Unless otherwise specified pursuant to Section 3.1 in respect of the Securities of any series, any money deposited with the U.S. Trustee or any Paying Agent, or then held by the Corporation, in trust for the payment of the principal of, or any premium, Additional Amounts or interest on, any Security of any series and remaining unclaimed for two years after such principal, premium, Additional Amounts or interest has become due and payable shall be paid to the Corporation, on Company Request, or, if then held by the Corporation, shall be discharged from such trust, and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Corporation for payment thereof, and all liability of the U.S. Trustee or such Paying Agent with respect to such trust money, and all liability of the Corporation, as trustee thereof, shall thereupon cease; provided, however, that the U.S. Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Corporation cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, New York and the City of Toronto, Ontario, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Corporation.

10.5	Statement by Officers as to Default.

The Corporation will deliver to the Trustees, within 120 days after the end of each calendar year or on or before such other day in each calendar year as the Corporation and the Trustees may from time to time agree upon, an Officer’s Certificate, stating whether or not to the best knowledge of the signers thereof the Corporation is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture, without regard to any period of grace or requirement of notice provided hereunder, and, if the Corporation shall be in default, specifying all such defaults and the nature and status thereof of which it may have knowledge.

10.6	Company Existence.

Subject to Article 8, the Corporation will do or cause to be done all things necessary to preserve and keep in full force and effect its existence (corporate or other) and the rights (charter and statutory) and franchises of the Corporation; provided, however, that the Corporation shall not be required to preserve any such right or franchise if the Corporation shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Corporation and its subsidiaries, taken as a whole.

10.7	Waiver of Certain Covenants.

Except as otherwise specified as contemplated by Section 3.1 for Securities of any series, the Corporation may, with respect to the Securities of any series, omit in any particular instance to comply with any term, provision or condition set forth in any covenant provided pursuant to Sections 3.1(22), 9.1(2) or 9.1(7) for the benefit of the Holders of such series if before the time for such compliance the Holders of not less than a majority in principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Corporation and the duties of the U.S. Trustee in respect of any such term, provision or condition shall remain in full force and effect.  The Corporation will promptly notify the U.S. Trustee in writing of any such waiver or the revocation of any such waiver.

ARTICLE 11
REDEMPTION OF SECURITIES

11.1	Applicability of Article.

Unless, pursuant to Section 3.1, provision is made that Sections 11.2 through 11.6 shall apply to the Securities of the applicable series, then Sections 11.2 through 11.6 shall not apply to the Securities of such series.

11.2	Election to Redeem; Notice to U.S. Trustee.

The election of the Corporation to redeem any Securities shall be evidenced by an Officer’s Certificate or in another manner specified as contemplated by Section 3.1 for such Securities.  In case of any redemption at the election of the Corporation, the Corporation shall, at least 45 days prior to the Redemption Date fixed by the Corporation, unless a shorter notice shall be reasonably satisfactory to the U.S. Trustee, notify the U.S. Trustee of such Redemption Date, of the principal amount of Securities of such series to be redeemed and, if applicable, of the tenor of the Securities to be redeemed.  In the case of any redemption of Securities (i) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, or (ii) pursuant to an election of the Corporation which is subject to a condition specified in the terms of such Securities or elsewhere in this Indenture, the Corporation shall furnish the U.S. Trustee with an Officer’s Certificate evidencing compliance with each such restriction or condition.

11.3	Selection by U.S. Trustee of Securities to Be Redeemed.

If less than all the Securities of any series are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the U.S. Trustee, from the Outstanding Securities of such series not previously called for redemption, in accordance with the Applicable Procedures of the Depositary in the case of Global Securities, or, if the Securities are not represented by Global Securities, by such method as the U.S. Trustee shall deem fair and appropriate; provided that the unredeemed portion of the principal amount of any Security shall be in an Authorized Denomination, which shall not be less than the Minimum Authorized Denomination, for such Security.

The U.S. Trustee shall promptly notify the Corporation in writing of the Securities selected for redemption as aforesaid and, in the case of any Securities selected for partial redemption as aforesaid, the principal amount thereof to be redeemed.

The provisions of the two preceding paragraphs shall not apply with respect to any redemption affecting only a single Security, whether such Security is to be redeemed in whole or in part.  In the case of any such redemption in part, the unredeemed portion of the principal amount of the Security shall be in an Authorized Denomination, which shall not be less than the Minimum Authorized Denomination, for such Security.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

11.4	Notice of Redemption.

Except as otherwise specified as contemplated by Section 3.1 for Securities of any series, notice of redemption shall be delivered not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at the address appearing in the Register.

All notices of redemption shall state:

(1)           the Redemption Date;

(2)           the Redemption Price or, if not then ascertainable, the manner of calculation thereof;

(3)           if less than all the Outstanding Securities of any series and of a specified tenor consisting of more than a single Security are to be redeemed, the identification, and, in the case of partial redemption of any such Securities, the principal amounts, of the particular Securities to be redeemed and, if less than all the Outstanding Securities of any series and of a specified tenor consisting of a single Security are to be redeemed, the principal amount of the particular Security to be redeemed;

(4)           that on the Redemption Date the Redemption Price, together with accrued interest, if any, to the Redemption Date, will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date;

(5)           the place or places where each such Security is to be surrendered for payment of the Redemption Price and accrued interest, if any, unless it shall have been specified as contemplated by Section 3.1 with respect to such Securities that such surrender shall not be required;

(6)           the “CUSIP” number, “ISIN” or “Common Code” number, if any, printed on the Securities being redeemed; and

(7)           such other matters as the Corporation shall deem desirable or appropriate.

Unless otherwise specified with respect to any Securities in accordance with Section 3.1, with respect to any redemption of Securities at the election of the Corporation, unless, upon the giving of notice of such redemption, Defeasance shall have been effected with respect to such Securities pursuant to Section 12.2, such notice may state that such redemption shall be conditional upon the receipt by the U.S. Trustee or the Paying Agent(s) for such Securities, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of, and any premium, Additional Amounts and interest on, such Securities and that if such money shall not have been so received such notice shall be of no force or effect and the Corporation shall not be required to redeem such Securities.  In the event that such notice of redemption contains such a condition and such money is not so received, the redemption shall not be made and within a reasonable time thereafter notice shall be given, in the manner in which the notice of redemption was given, that such money was not so received and such redemption was not required to be made, and the U.S. Trustee or Paying Agent(s) for the Securities otherwise to have been redeemed shall promptly return to the Holders thereof any of such Securities which had been surrendered for payment upon such redemption.

Notice of redemption of Securities to be redeemed at the election of the Corporation, and any notice of non-satisfaction of redemption as aforesaid, shall be given by the Corporation or, at the Corporation’s request, by the U.S. Trustee in the name and at the expense of the Corporation.  Subject to the preceding paragraph, any such notice of redemption shall be irrevocable.

11.5	Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, and the conditions, if any, set forth in such notice having been satisfied, the Securities or portions thereof so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date, unless, in the case of an unconditional notice of redemption, the Corporation shall default in the payment of the Redemption Price and accrued interest, if any, such Securities or portions thereof, if interest-bearing, shall cease to bear interest.  Upon surrender of any such Security for redemption in accordance with said notice, such Security or portion thereof shall be paid by the Corporation at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that no such surrender shall be a condition to such payment if so specified as contemplated by Section 3.1 with respect to such Security, and provided further that, unless otherwise specified as contemplated by Section 3.1, installments of interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.8.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium and Additional Amounts shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

11.6	Securities Redeemed in Part.

Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor, with, if the Corporation or the U.S. Trustee so require, due endorsement by, or a written instrument of transfer in form satisfactory to the Corporation and the U.S. Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing, and the Corporation shall execute, and the U.S. Trustee or the Authenticating Agent shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

11.7	Tax Redemption.

Except as otherwise specified as contemplated by Section 3.1 for Securities of any series, the Corporation may, at its option, redeem the Securities of any series, in whole but not in part, at any time upon not less than 30 days’ nor more than 60 days’ written notice to the Holders, which notice shall be given in accordance with Section 11.4, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the date fixed for redemption (a “Tax Redemption Date”), premium, if any, and all Additional Amounts, if any, then due and which will become due on the Tax Redemption Date as a result of the redemption, if the Corporation determines that the Corporation is, or on the next date on which any amount would be payable in respect of the Securities of such series, would be obligated to pay Additional Amounts in respect of the Securities of such series pursuant to the terms and conditions thereof, which the Corporation cannot avoid by the use of commercially reasonable measures available to it as a result of:

(1)           any change in, or amendment to, the laws or any regulations, treaties or rulings promulgated thereunder of any Relevant Taxing Jurisdiction which becomes effective on or after the issuance date or, in the case of a Relevant Taxing Jurisdiction that did not become a Relevant Taxing Jurisdiction until after the issuance date, the date on which such Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction under this Indenture; or

(2)           any change in, or amendment to, the official application, administration, or interpretation of the laws, regulations, treaties or rulings of any Relevant Taxing Jurisdiction, including, without limitation, by virtue of a holding, judgment, or order by a court of competent jurisdiction or published practice or revenue or administrative guidance or determination, on or after the issuance date or, in the case of a Relevant Taxing Jurisdiction that did not become a Relevant Taxing Jurisdiction until after the issuance date, the date on which such Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction under this Indenture (each of the foregoing clauses (1) and (2), a “Change in Tax Law”), provided that the Corporation will also deliver to the U.S. Trustee an Opinion of Counsel stating that the Corporation would be obligated to pay Additional Amounts as a result of a Change in Tax Law.

This Section 11.7 shall apply mutatis mutandis to any successor Person, after such successor Person becomes a party to this Indenture, with respect to a Change in Tax Law occurring after the time such successor Person becomes a party to this Indenture.

ARTICLE 12
DEFEASANCE AND COVENANT DEFEASANCE

12.1	Applicability of Article.

Unless, pursuant to Section 3.1, provision is made that either or both of (i) defeasance of any Securities or any series of Securities under Section 12.2 and (ii) covenant defeasance of any Securities or any series of Securities under Section 12.3 shall not apply to such Securities of a series, then the provisions of either or both of Sections 12.2 and Section 12.3, as the case may be, together with Sections 12.4 and 12.5, shall be applicable to the Outstanding Securities of such series upon compliance with the conditions set forth below in this Article 12.

12.2	Defeasance and Discharge.

The Corporation may cause itself to be discharged from its obligations with respect to any Securities or any series of Securities on and after the date the conditions set forth in Section 12.4 are satisfied (hereinafter called “Defeasance”).  For this purpose, such Defeasance means that the Corporation shall be deemed to have paid and discharged the entire indebtedness represented by such Securities and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned, and the Trustees, at the expense of the Corporation, shall execute proper instruments acknowledging the same, subject to the following which shall survive until otherwise terminated or discharged hereunder:

(1)           the rights of Holders of such Securities to receive, solely from the trust fund described in Section 12.4 and as more fully set forth in Section 12.4, payments in respect of the principal of, and any premium, Additional Amounts and interest on, such Securities when payments are due;

(2)           the Corporation’s obligations with respect to such Securities under Sections 3.5, 3.6, 10.2, 10.3 and 10.4 and with respect to the Trustees under Section 6.7;

(3)           the rights, powers, protections, indemnities, trusts, duties and immunities of the Trustees hereunder; and

(4)           this Article 12.

Subject to compliance with this Article 12, Defeasance with respect to any Securities or any series of Securities is permitted under this Section 12.2 notwithstanding the prior exercise by the Corporation of its rights under Section 12.3 with respect to such Securities.  Following a Defeasance, payment of such Securities may not be accelerated because of an Event of Default.

12.3	Covenant Defeasance.

The Corporation may cause itself to be released from its obligations under any covenants provided pursuant to Sections 3.1(22), 9.1(2), 9.1(6) or 9.1(7) with respect to any Securities or any series of Securities for the benefit of the Holders of such Securities and the occurrence of any event specified in Section 5.1(3) (with respect to any such covenants provided pursuant to Section 3.1(22), 9.1(2), 9.1(6) or 9.1(7) shall be deemed not to be or result in an Event of Default with respect to such Securities as provided in this Section 12.3, in each case, on and after the date the conditions set forth in Section 12.4 are satisfied (hereinafter called “Covenant Defeasance”).  For this purpose, such Covenant Defeasance means that, with respect to such Securities, the Corporation may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section, to the extent so specified in the case of Section 5.1(3), whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.

12.4	Conditions to Defeasance or Covenant Defeasance.

The following shall each be a condition precedent to the application of Section 12.2 or Section 12.3 to any Securities or any series of Securities, as the case may be:

(1)           the Corporation shall have irrevocably deposited or caused to be deposited with the U.S. Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities:  (A) money in an amount, or (B) Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the case of (B) or (C), in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the U.S. Trustee, to pay and discharge, and which shall be applied by the U.S. Trustee to pay and discharge, the principal of, and any premium, Additional Amounts and interest on, such Securities on the applicable Stated Maturities or on any Redemption Date established pursuant to Section 12.4(3) below, in accordance with the terms of this Indenture and such Securities;

(2)           no event which is, or after notice or lapse of time or both would become, an Event of Default with respect to such Securities or any other Securities shall have occurred and be continuing at the time of such deposit or, with regard to any such event specified in Sections 5.1(4) and 5.1(5), at any time on or prior to the 90th day after the date of such deposit, it being understood that this condition shall not be deemed satisfied until after such 90th day;

(3)           if the Securities are to be redeemed prior to the applicable Stated Maturity, other than from mandatory sinking fund payments or analogous payments, notice of such redemption shall have been duly given pursuant to this Indenture or provision therefor satisfactory to the U.S. Trustee shall have been made;

(4)           in the case of Defeasance, the Corporation shall have delivered to the U.S. Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusion, (i) the Corporation has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that and based thereon such Opinion of Counsel shall confirm that, the Holders and beneficial owners of such Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Defeasance had not occurred;

(5)           in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusion, the Holders and beneficial owners of such Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; and

(6)           the Corporation shall have delivered to the U.S. Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with.

12.5	Deposited Money and Government Obligations to Be Held in Trust; Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 10.4, all money and Government Obligations, including the proceeds thereof, deposited with the U.S. Trustee pursuant to Section 12.4 in respect of any Securities shall be held in trust and applied by the U.S. Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any such Paying Agent, including the Corporation acting as its own Paying Agent, as the U.S. Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal and any premium, Additional Amounts and interest, but money so held in trust need not be segregated from other funds except to the extent required by law.

The Corporation shall pay and indemnify the U.S. Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 12.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities.

Notwithstanding anything in this Article 12 to the contrary, the U.S. Trustee shall deliver or pay to the Corporation from time to time upon Company Request, any money or Government Obligations held by it as provided in Section 12.4 with respect to any Securities which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the U.S. Trustee, are in excess of the amount thereof which would then be required to be deposited to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to such Securities.

12.6	Reinstatement.

If and for so long as the U.S. Trustee is unable to apply any money or Government Obligations held in trust pursuant to Section 10.4, Section 12.4 or Section 12.5 by reason of any legal proceeding or by reason of any order or judgment of any court or government agency enjoining, restraining or otherwise prohibiting such application, the Corporation’s obligations with respect to this Indenture and the Securities will be reinstated as though no such deposit in trust had been made.  If the Corporation makes any payment of principal of or interest on any Securities because of the reinstatement of its obligations, it will be subrogated to the rights of the Holders of such Securities to receive such payment from the money or Government Obligations held in trust.

ARTICLE 13
IMMUNITY OF INCORPORATORS, SHAREHOLDERS, OFFICERS AND DIRECTORS

13.1	Indenture and Securities Solely Corporate Obligations.

No recourse for the payment of the principal of, or any premium, Additional Amounts or interest on, any Security, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Corporation in this Indenture or in any supplemental indenture, or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, officer, director or employee, as such, past, present or future, of the Corporation or of any successor corporation, either directly or through the Corporation or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Securities.

ARTICLE 14
SUBORDINATION OF SECURITIES

The Securities of a series issued hereunder shall be subordinated in right of payment to the extent provided in the subordination terms with respect to such Securities that are established pursuant to Section 3.1.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

ALGONQUIN POWER & UTILITIES CORP.

By:
Name:
Title:

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as U.S. Trustee

By:
Name:
Title:

AST TRUST COMPANY (CANADA), as Canadian Co-Trustee

By:
Name:
Title:

[Signature page to Indenture]